Private & Confidential

June 6, 2016

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/accelerating returns in healthcare

RESPONSE BIOMEDICAL

Valuation and Fairness Opinion Discussion Materials for Response Biomedical Corp.

A presentation to the Independent Committee of the Board of Directors

Disclaimers

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This presentation was prepared for the exclusive use of a special, independent committee of the Board of Directors of Response Biomedical Corp. and may not be used or relied upon by any other person(s) or made available in the public domain without the express written consent of Bloom Burton & Co. Limited. This document should not be used in support of any investment decisions.

Bloom Burton & Co. Limited is a member of the Investment Industry Regulatory Organization of Canada (IIROC) and is also a member of the Canadian Investor Protection Fund (CIPF).

Draft Opinion Only – Pending Completion

These discussion materials remain in draft form only and remain subject to review by Bloom Burton & Co. of draft definitive agreements that contain the final offer price and terms and confirmation of certain financial information pertaining to Response.

The current analysis is based off the indicative price range of $1.10 to $1.14 in the executed term sheet dated May 6, 2016.

Table of Contents

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RESPONSE BIOMEDICAL

Executive Summary

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Background	• Bloom Burton & Co. Ltd. ("Bloom Burton" or "we") has been retained by the Independent Committee of the Board of Directors (the "Board") of Response Biomedical Corp. ("Response", "RBM" or the "Company") to provide it with a valuation and fairness opinion (the "Opinion") in connection to the proposed acquisition of all of the issued and outstanding common shares of Response by *1077801 B.C. Ltd.*, a corporation incorporated under the laws of British Columbia, which is controlled by OrbiMed Advisors LLC ("OrbiMed"), Shanghai Runda Medical Technology Co., Ltd. ("Runda"), and potential other entities (taken together, the "Acquirers") pursuant to an Arrangement Agreement and Plan of Arrangement (the "Transaction") • The Opinion was rendered in compliance with Multilateral Instrument 61-101 - *Protection of Minority Shareholders in Special Transactions* and has been prepared in accordance with the Disclosure Standards for Formal Valuations and Fairness Opinions of the Investment Industry Regulatory Organization of Canada ("IIROC")
Methodology	• In arriving at the valuation opinion, Bloom Burton principally considered the following: – **Market value approaches** – current market valuation, public market trading comparables and precedent transaction analysis – **Fundamental value approaches -** discounted cash flow valuation • In arriving at our fairness conclusions, Bloom Burton considered the following: – **Market value approaches** – as detailed above – **A review of precedent "going-private" transactions** – **A review of possible strategic alternatives on a going-concern and non going-concern basis** • The methodologies used had sufficiently robust assumptions and consistency across the approaches that we place confidence in the conclusions reached
Conclusions	• Bloom Burton is of the opinion that, as of June 6, 2016 (the "Valuation Date"), and based upon the information provided to us by Response, **the fair market value of Response is within a range of C$0.44 to C$1.50 with a mid-point FMV estimate of C$0.97 per common share** • Bloom Burton is of the opinion that, as of the date hereof, the Transaction is fair, from a financial point of view, to the minority shareholders of Response

RESPONSE BIOMEDICAL



Our Qualifications

Our Qualifications

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- Founded in 2009 in Toronto, Ontario, Bloom Burton is a member of the Investment Industry Regulatory Organization of Canada (IIROC) and is also a member of the Canadian Investor Protection Fund (CIPF)
- Bloom Burton is Canada's only healthcare-specialized investment bank and we are the most active investment banking group in the Canadian healthcare sector
- Through relationships with the large majority of public and private healthcare companies in Canada, Bloom Burton has excellent visibility on deal flow across the sector – including making direct investment recommendations to the debt and equity fund platforms we advise
- We have institutional sales relationships with the largest and most active investors in Canadian healthcare sector

Bloom Burton & Co. Ltd.
2014 -2016 Deal Activity (all sectors)

	Deal Count	C$ Value (MM)
Financings	**29**	**$1,149.5**
Equity	23	$809.5
Debt	6	$340.0
M&A	**10**	**$622.9**
Public	7	$536.9
Private	3	$86.0

Bloom Burton & Co. Ltd.
2014 -2016 M&A Advisory Mandates

	Deal Count	C$ Value (MM)
Total	**10**	**$622.9**
Pharma	6	$419.9
Biotech	2	$106.0
Medtech	1	$94.9
HC Services	1	$2.1

Previous Valuation / Fairness Engagements

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- Day in and day out, the Bloom Burton team conducts detailed valuation analysis to serve our clients in both formal and informal valuation and fairness opinions, M&A transactions, and other strategic advisory work as well as in support of financing activities
- In addition to the mandates below, Bloom Burton has also produced valuation and/or fairness analyses and reports, including formal opinions to Boards, Independent and/or Special Committees of the Board and management teams for a number of public and private Canadian pharmaceutical and biotechnology companies for specific transactions as well as strategic planning and even in support of companies being examined by CRA

Valuation Opinion	Fairness Opinion	M&A Transaction	Fairness Opinion	M&A Transaction	M&A Transaction
		US $148,000,000		$47,000,000	$25,000,000
Canadian Public Pharmaceutical Company	NUVO completes company reorganization	POZEN Acquires Tribute To Form Aralez Pharmaceuticals	Canadian Public Biotechnology Company	Teligent Completes acquisition of Alveda Pharma	Tribute Pharmaceuticals Completes acquisition of MFI
April 2016	*March 2016*	*February 2016 Advisor to Tribute*	*January 2016*	*November 2015 Financial Advisor to Alveda*	*June 2015 Financial Advisor to Medical Futures*

M&A Transaction	Asset Sale	Fairness Opinion	Fairness Opinion	M&A Transaction	M&A Transaction
USD $73,000,000	USD $45,000,000			Approx. $357,000,000	Approx. $510,000,000
CRH Medical Corporation Completes acquisition of Gastroenterology Anesthesia Associates, LLC	Horizon Pharma Acquires Pennsaid® 2% US NUVO	WARNEX	BIONICHE	Mitsubishi Tanabe Pharma acquires majority stake in Medicago	GILEAD completes acquisition of YM BioSciences Inc.
December 2014 Financial Advisor to CRH	*October 2014 Exclusive Financial Advisor to Nuvo*	*May 2014 Advisor*	*March 2014 Advisor*	*September 2013 Advisor to Medicago Management*	*December 2012 Advisor to YM BioSciences*



About Valuation and Fairness Opinions

About Valuation Opinions

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- Valuation opinions necessarily require that a valuation be determined in an independent manner, based on an independent analysis of a company and/or assets being valued. This method should establish an estimated fair market value ("FMV") of a company or asset
- The FMV is an estimate of the market value of a company, based on what a knowledgeable, willing, and unpressured buyer would be expected to pay to a knowledgeable, willing, and unpressured seller. An estimate of fair market value is often founded on precedent transaction data, extrapolation therefrom, cost methods or discounted cash flows or some combination thereof
- Since medical device, biotechnology, pharmaceutical and other technology-driven life science companies often differ dramatically one from the other, market transactions are often not perfectly comparable, such that FMV is best estimated by considering a number of methodologies
- In order to determine a FMV, a number of elements must be considered:
  - The value of the consideration that could be received in exchange for the Company and/or asset(s);
  - The probability of and risks associated with receiving the full consideration;
  - The timing of receiving the full consideration; and
  - Other, situation-specific factors

About Valuation Opinions
Valuation Methodologies

Market value approaches

- The market value approach is useful when there are robust markets with many comparable companies and related transactions and readily available, similar or comparable data sets
- This type of information allows for the comparison of an asset or target company's valuation with those of its peers
- In the context of this Valuation Opinion, we examined the implied revenue and EBITDA enterprise value multiples from both public market trading comparables and the acquisition premia for relevant precedent transaction data to estimate a likely market value that could approximate fair market value of Response as of the Valuation Date

Fundamental valuation approach

- Discounted cash flow analysis values a company (or asset) based on the value of the expected future cash flows to be generated by the Company, discounted back at a rate equal to the company's cost of capital (or an investor's required return) with appropriate adjustment factors, where applicable, to reflect the perceived risk associated with the realization of such cash flows
- In arriving at our Valuation Opinion, Bloom Burton used projected financials and DCF models to calculate the estimated risk-adjusted net present value of Response based on the Company's internal financial projections as provided to Bloom Burton, with adjustments based on our professional judgment, and our own forecasts

Cost based approach

- When barriers to entry can be overcome at known costs, cost-based methods can be appropriate in estimating FMV. In the case of Response, such approaches are not valid and have not been used in arriving at our Opinion.

About Fairness Opinions

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- Fairness opinions require that a proposed transaction be analyzed relative to the set of alternatives, whether real or hypothetical
- For typical merger or acquisition transactions, the best way to frame the analysis of fairness, from a financial point of view, of a proposed transaction is to compare the consideration being offered or received to the estimated fair market value ("FMV") of the company/asset
- The FMV is an estimate of the market value of a company/asset/property, based on what a knowledgeable, willing, and unpressured buyer would probably pay to a knowledgeable, willing, and unpressured seller in the market for such an asset. An estimate of FMV is often founded on precedent transaction data or extrapolation therefrom
- In order to determine such Fairness, the following considerations are typically considered:
  - The value of the consideration paid or received;
  - The probability of and risks associated with receiving the full value expected in return for the consideration;
  - The timing of receiving the full consideration;
  - The value of alternative scenarios;
  - The probability of achieving alternative scenarios;
  - The timing for receiving the full value from alternative scenarios;
  - The impact to shareholders in achieving the alternative scenarios; and
  - Other, situation specific factors



Scope of Review

Scope of Review

bloom burton & co

- In preparing the Opinion, subject to our professional judgment, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available. We have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal
- With respect to the information furnished to or discussed with us by Response, we have assumed that it has been reasonably prepared and reflects the best currently available estimates and judgment of the Company's management, as to the prospects and potential future financial performance of the Company
- We have assumed that there have been no material changes in the assets, liabilities (contingent or otherwise), financial condition, operations, business or prospects of Response that has not been made known to Bloom Burton
- In connection with the rendering of the Opinion, Bloom Burton reviewed and relied upon, or carried out, among other things, the following:
  - Review of an executed letter agreement between Response and Orbimed and Runda dated May 6 , 2016;
  - Draft Arrangement Agreement and Plan of Arrangement dated June 2, 2016;
  - Draft Rollover Agreement date May 31, 2016;
  - Voting and Support Agreement for Directors and Officers (undated);
  - The Company's corporate presentations;
  - Response management prepared audited and unaudited financial statements;
  - Material supply & distribution agreements and contracts with key stakeholders;
  - Term sheets, or summary terms, related to historical and prospective debt and equity financings;
  - Management prepared intellectual property summary;
  - Management prepared internal financial projections;

RESPONSE BIOMEDICAL

Scope of Review (cont'd)

- Discussions with management of Response concerning the current business plan of the Company, its financial condition, and its future business prospects;
- Certain internal information and market data prepared and provided to us by the management of Response concerning the historical performance and prospect of future performance;
- Recent and historical trading statistics of comparable public companies and financial metrics of precedent transactions sourced from third party data providers and company filings;
- The state of the broader capital markets, specifically regarding North American life sciences companies;
- Response's and certain other companies' websites;
- Corporate news releases and other public company disclosures; and
- Other materials deemed appropriate in the professional judgment of Bloom Burton

• We have also reviewed or carried out such other information, investigations, analyses and discussions (including discussions with senior management, and other third parties) as we considered necessary or appropriate in the circumstances. Bloom Burton has not, to the best of its knowledge, been denied access by Response to any information under its control requested by Bloom Burton

• Bloom Burton did not meet with the auditors of Response and has assumed the accuracy and fair presentation of, and relied upon, the financial information of the Company provided to us



Approach to Valuation Analysis

Valuation Analysis Approach

bloom burton & co

- To arrive at an opinion on the FMV of Response we employed the following methodologies:

  1. A review of RBM's current and near-term historical valuations based on public market trading;
  2. Public trading comparables analysis;
  3. Precedent transaction analysis; and
  4. Discounted cash flow analysis;

- All analyses were independently reviewed for accuracy and suitability and approved by Bloom Burton professionals who did not directly take part in the analysis or preparation of this report

RESPONSE BIOMEDICAL



Response’s Current Market Valuation

Response's Current Market Valuation
Context

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- Public market share transactions provide real-time valuation information on the FMV of Response's shares
- However, markets are in practice often far from efficient and market valuations can significantly diverge from the fundamental value – both to the upside and the downside – due to forces that can have little to do with a company's inherent potential or future prospects
- While the public markets are fickle and can be demonstrably inefficient on occasion, they are still the best source of real time valuation information
- We include the trading data and current market valuation of Response in our analysis since the current market bid price is the best estimate for the value of the Company's common equity, based on publicly available information
- Over the long run, we do expect the markets to accurately price risk and recognize value
- In analyzing and understanding Response's value, it is vital for the Board to understand the valuations implied by relevant market comparables and the analysis of Response's projected financial performance as well as the additional value that may exist in the Company for certain strategic acquirers
- This type of analysis sheds light on whether there is a material disconnect between trading valuations and the market comparables and fundamental valuations which the Board must consider in analyzing any potential transaction

Response Biomedical Corp.
2-year Annotated Share Price Performance

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Price (CAD)
S&P TSX Overlay
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16
Government of Canada Funding to Support the Development of a New Sepsis Biomarker Test
Funded Technology Development Agreement with Joinstar
1.8M @ C$1.21 Private Placement with Joinstar
Amendment to SVB Term Loan
Distribution Agreement with Shanghai Elite
2nd Joinstar Milestone Achieved
Appointment of Dr. Barbara Kinnaird Ph.D. as CEO
3rd Joinstar Milestone Achieved
4th Joinstar Milestone Achieved
Exclusive Japan Distribution Agreement with Alere Japan
5th Joinstar Milestone Achieved
Health Canada Approval and CE Mark for the RAMP Procalcitonin Test for Sepsis
Launch of the RAMP(R) Dengue Test
Announce Private Placement
Capital Equipment Supplier Contract by Vizient, Inc.

RESPONSE BIOMEDICAL

VWAP Analysis

- Response has been subject to significant share price volatility over the last year with a substantial increase in share price YTD
- The majority of trading (63%) over the previous 24 months has occurred at levels at or below the current price
- From the chart, one can see a somewhat bimodal distribution of share prices over the last two years



Response Biomedical Corp - Proportional Trading Volume by Price Range - T24M
03-Jun-2014 to 03-Jun-2016 (Daily)
% Total Volume
Cumulative Volume (Right)
Last Close: C$0.88
Offer Range: C$1.10-1.14
14%
12%
10%
8%
6%
4%
2%
0%
100%
80%
60%
40%
20%
0%
2.7%
6.7%
5.2%
5.3%
2.2%
1.0%
5.4%
1.9%
13.9%
3.8%
7.6%
3.9%
3.7%
4.6%
2.1%
2.6%
0.4%
0.8%
0.7%
0.0%
2.5%
6.7%
4.7%
0.7%
3.0%
0.1%
1.8%
3.2%
1.6%
0.4%
0.3%
0.1%
0.4%
C$0.35 - 0.39
C$0.39 - 0.43
C$0.43 - 0.47
C$0.47 - 0.52
C$0.52 - 0.56
C$0.56 - 0.60
C$0.60 - 0.64
C$0.64 - 0.68
C$0.68 - 0.72
C$0.72 - 0.76
C$0.76 - 0.81
C$0.81 - 0.85
C$0.85 - 0.89
C$0.89 - 0.93
C$0.93 - 0.97
C$0.97 - 1.01
C$1.01 - 1.05
C$1.05 - 1.10
C$1.10 - 1.14
C$1.14 - 1.18
C$1.18 - 1.22
C$1.22 - 1.26
C$1.26 - 1.30
C$1.30 - 1.34
C$1.34 - 1.39
C$1.39 - 1.43
C$1.43 - 1.47
C$1.47 - 1.51
C$1.51 - 1.55
C$1.55 - 1.59
C$1.59 - 1.63
C$1.68 - 1.72
C$1.76 - 1.80

Share prices in CAD (TSX:RBM)
Source: Factset

Response and Comparative Indices Share Price Performance

bloom burton & co



Response Biomedical Corp. - Indexed Price Performance - YTD
Indexed Price Performance
Price (Indexed to 100)
31-Dec-2015 to 03-Jun-2016
250
200
150
100
Jan-16
Feb-16
Mar-16
Apr-16
May-16
Response Biomedical Corp
RBM Public Comps Index
Canada S&P/TSX Composite
Cdn Commercial Healthcare Index



Response Biomedical Corp. - Indexed Price Performance - T12M
Indexed Price Performance
Price (Indexed to 100)
03-Jun-2015 to 03-Jun-2016
140
120
100
80
60
40
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Feb-16
Mar-16
Apr-16
May-16
Response Biomedical Corp
RBM Public Comps Index
Canada S&P/TSX Composite
S&P 500
NASDAQ Composite Index
NASDAQ / Biotechnology

The CDN Commercial Healthcare Index and the RBM Public Comps Index are Bloom Burton & Co. proprietary, market cap-weighted indices.
Index Constituents:
Cdn Commercial HC Index: CXR, GUD, DR, ARZ, NHC, CRH, CPH, MSL, TH, RX, PHM, NRI, MPH, CHH, ASP
RBM Public Comps Index: ILMN, 6869, ALR, DIA, ABAX, QDEL, BCART, TRIB, CEMI, AKER, LIFE.B, CGNH, RBM

RESPONSE BIOMEDICAL

Response's Public Valuation
Market Context – RBM Peer Performance

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Response Biomedical Corp. Global Public Peers - Price Movers

Currency as indicated

Company Name (Exch:Ticker)	Last Price (Jun-5-16)	Market Capitalization (MM)	Enterprise Value (MM)	Price Change YTD (%)	Price Change 90 days (%)	Price Change vs 52wk High (%)
Illumina, Inc. (NASDAQ:ILMN)	US$ 145.54	US$ 21,423.5	US$ 21,216.2	-24.2%	-9.9%	-40.0%
Sysmex Corporation (Tokyo:6869)	¥ 8,050.00	US$ 15,711.2	US$ 15,103.9	2.8%	13.5%	-6.8%
Alere Inc. (NYSE:ALR)	US$ 42.83	US$ 3,706.3	US$ 7,008.5	9.6%	-20.3%	-23.5%
DiaSorin S.p.A. (Milan:DIA)	€ 56.25	US$ 3,566.4	US$ 3,174.7	16.1%	16.2%	-0.6%
Abaxis, Inc. (NASDAQ:ABAX)	US$ 46.39	US$ 1,043.8	US$ 914.4	-16.7%	10.0%	-20.2%
Quidel Corporation (NASDAQ:QDEL)	US$ 16.80	US$ 543.2	US$ 534.5	-20.8%	0.1%	-31.7%
Biocartis Group NV (Euronext Brussels:BCART)	€ 8.10	US$ 372.6	US$ 271.3	-38.7%	-30.5%	-44.1%
Trinity Biotech Plc Sponsored ADR Class A (NASDAQ:TRIB)	US$ 11.21	US$ 265.8	US$ 264.5	-4.7%	1.7%	-41.1%
Chembio Diagnostics, Inc. (NASDAQ:CEMI)	US$ 8.77	US$ 84.6	US$ 82.0	64.5%	54.1%	-6.7%
Biomerica, Inc. (US OTC:BMRA)	US$ 1.61	US$ 12.3	US$ 11.5	24.8%	43.1%	-44.5%
Akers Biosciences, Inc. (NASDAQ:AKER, London:AKR)	US$ 1.89	US$ 10.3	US$ 7.6	56.2%	-2.6%	-61.2%
LifeAssays AB Class B (Nordic Growth Market:LIFE B)	KR 0.03	US$ 4.6	US$ 3.2	-55.4%	-2.5%	-69.7%
CardioGenics Holdings Inc. (US OTC:CGNH)	US$ 0.01	US$ 1.0	US$ 1.5	-53.8%	-47.7%	-79.2%
Response Biomedical Corp (TSX:RBM)	C$ 0.88	US$ 5.3	US$ 9.3	102.5%	25.7%	-31.3%

Summary Statistics

	Price Change YTD (%)	Price Change 90 days (%)	Price Change vs 52wk High (%)
Adj. Average[1]	1.3%	3.7%	-35.1%
Average	4.5%	3.6%	-35.8%
Median	-0.9%	0.9%	-35.8%
Min.	-55.4%	-47.7%	-79.2%
Max.	102.5%	54.1%	-0.6%

Source: FactSet, RBM, Company Filings as of June 5, 2016

(1) Adjusted averages exclude outliers (min. and max.) from the calculation

Response has posted the best YTD and 3rd best 90-day share price performance out of these 14 companies

RESPONSE BIOMEDICAL

Response's Public Valuation
Market Context – Canadian Listed Peers

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Canadian Commercial Healthcare - Price Movers (ranked by Market Capitalization)

All amounts in CAD

Company Name (Exch:Ticker)	Last Price (Jun-5-16)	Market Capitalization (MM)	Enterprise Value (MM)	Price Change YTD (%)	Price Change 90 days (%)	Price Change vs 52wk High (%)
Valeant Pharmaceuticals International, Inc. (TSX:VRX, NYSE:VRX)	37.42	12,760.4	55,344.8	-73.4%	-57.1%	-89.2%
Concordia Healthcare Corp. (TSX:CXR, NASDAQ:CXRX)	34.35	1,752.4	5,797.8	-39.2%	-21.4%	-70.8%
Knight Therapeutics, Inc. (TSX:GUD)	8.61	1,138.5	712.2	11.5%	16.7%	-1.0%
Medical Facilities Corporation (TSX:DR)	18.06	560.7	715.5	25.5%	20.3%	-1.0%
Aralez Pharmaceuticals Inc. (TSX:ARZ, NASDAQ:ARLZ)	5.10	329.3	283.0	-37.8%	-37.7%	-39.6%
Nobilis Health Corp. (TSX:NHC, NYSE:HLTH)	3.55	272.6	327.6	-9.2%	-2.7%	-62.6%
CRH Medical Corporation (TSX:CRH, NYSE:CRHM)	4.36	311.1	353.7	6.3%	0.0%	-20.7%
Cipher Pharmaceuticals Inc. (TSX:CPH, NASDAQ:CPHR)	7.45	194.9	202.8	14.8%	21.1%	-44.1%
Merus Labs International Inc. (TSX:MSL, NASDAQ:MSLI)	1.76	205.7	346.1	-22.8%	-12.4%	-49.7%
Theratechnologies Inc. (TSX:TH)	3.11	204.6	210.7	63.7%	113.0%	-16.8%
BioSyent Inc. (TSXV:RX)	7.25	101.7	92.4	3.6%	5.8%	-15.1%
Patient Home Monitoring Corp. (TSXV:PHM)	0.25	93.8	92.9	-61.5%	-47.9%	-84.8%
Medicure Inc. (TSXV:MPH)	6.18	90.7	86.7	45.4%	-13.2%	-15.2%
Nuvo Pharmaceuticals Inc. (TSX:NRI)	6.75	77.5	66.5	29.6%	1.5%	-5.5%
Aeterna Zentaris Inc. (TSX:AEZ, NASDAQ:AEZS)	4.39	43.6	0.9	-29.1%	-16.4%	-88.4%
Centric Health Corporation (TSX:CHH)	0.26	41.4	128.8	0.0%	6.3%	-28.2%
Acerus Pharmaceuticals Corporation (TSX:ASP)	0.13	27.7	27.8	8.3%	44.4%	-82.7%
Response Biomedical Corp (TSX:RBM)	0.88	8.7	13.9	102.5%	25.7%	-31.3%

Summary Statistics

	Price Change YTD (%)	Price Change 90 days (%)	Price Change vs 52wk High (%)
Adj. Average[1]	0.6%	-0.6%	-41.0%
Average	2.1%	2.6%	-41.5%
Median	5.0%	0.8%	-35.4%
Min.	-73.4%	-57.1%	-89.2%
Max.	102.5%	113.0%	-1.0%

Source: FactSet, RBM, Company Filings as of June 5, 2016

(1) Adjusted averages exclude outliers (min. and max.) from the calculation

While trading volume has been light, Response has delivered the best YTD and 3rd best 90-day share price performance out of 18 selected Canadian, commercial-stage healthcare companies

RESPONSE BIOMEDICAL

Response's Current Market Valuation
EV Build

bloom burton &co

- The public markets provide a real-time FMV estimate for Response
- As of Valuation Date, the last closing price of RBM on the TSX was C$0.88 per share and the current market implied enterprise value of Response is C$13.9 million

Response Biomedical Corp. - Public Martket Valuation - EV Build

Listing	*TSX:RBM*	*OTC: RPBIF*
	CAD	USD
Share Price (06/05/16):	**0.88**	**0.54**
52-Wk High:	1.00	0.73
52-Wk Low:	0.35	0.26
Shares Outstanding (basic)	**9.93**	**9.93**
Total Dilutive Options and Warrants	6.94	6.94
Shares Outstanding (FD)	**16.86**	**16.86**
Shares Outstanding (TSM[1])	**10.09**	**10.09**
Current Market Capitalization (basic)	**$8.7**	**$5.3**
	CAD	*USD*
Equity Value (TSM)	**$8.9**	**$5.4**
Plus Debt[2]	$6.0	$4.7
Less Cash	$1.0	$0.8
Enterprise Value	**$13.9**	**$9.3**

(1) TSM - Treasury stock method, based on current share price
(2) Including SVB Term Loan and Repayable Leasehold Improvement Allowance as of June 5, 2016
Source: Response Biomedical Corp., Bloom Burton estimates and FactSet
CAD/USD = 1.2955 as of June 5, 2016

Response Biomedical Corp.

VWAP Summary

	TSX: RBM	OTC: RPBIF
Period	**VWAP**	**VWAP**
1 day[1]	0.8800	0.5390
5 day	0.7200	0.5390
10 day	0.8436	0.5390
20 day	0.8058	0.5649
30 day	0.8084	0.5649
90 day	0.7908	0.6069
1 year	0.5959	0.4292

Note: (1) 1 day VWAP is last close
Source: FactSet Prices as of June 5, 2016

Bloom Burton Estimate	2015A	2016E	2017E
Revenue (C$ MM)	15.42	8.67	12.97
Adj. EBITDA (C$ MM)	0.82	(1.18)	1.28
EV / Revenue	0.9x	1.6x	1.1x
EV / EBITDA	**16.9x**	**nmf**	**10.9x**

RESPONSE BIOMEDICAL

Response's Current Market Valuation
Conclusion

bloom burton & co

- Public market share transactions provide real-time valuation information on the FMV of Response's shares
- RBM's thin volume may result in mispricing of the common shares

<u>Dollar Volume Trading Stats:</u>

TSX Consolidated Trading

- 2016 YTD total dollar volume traded is only C$157,124
- T12M total dollar volume traded is only C$392,133

US OTC Trading

- 2016 YTD total dollar volume traded is only US$18,246
- T12M total dollar volume traded is only US$53,912

- The valuation as of the Valuation Date is C$0.88 per share (last close on TSX) for a market capitalization of C$8.7M and an implied enterprise value (EV) of C$13.9M
- This implies an announceable premium of 25% to 30% based on the Consideration range and prior day's closing price

Trading data as of June 5, 2016

RESPONSE BIOMEDICAL



Financial Projections

Financial Projections
Context and Key Assumptions

bloom burton & co

- Based on information provided by Management, discussions with Management and members of the Independent Committee, and our independent research and analysis, Bloom Burton produced projected financial performance for RBM and this projected financial performance was used in establishing our valuation for the Company
- Response sells its products in vastly different markets segmented by geographic areas through distribution partners under contractual agreements with varying terms
- As such, it is Bloom Burton's opinion that the future revenues of Response are best projected out by specific distributors and by geographic segments. Additionally, revenues from key market segments should be subject to scenario analysis and stress testing to allow for a better understanding of key business risks
- Some of the key assumptions are listed as follows:
  - CAD/USD foreign exchange rate at 1.30 in 2016, and 1.20 from 2017 onwards
  - We assumed a revolving C$3M credit facility (at 12% effective annual interest) would be in place from 2017 to 2019
  - China Point-of-Care Diagnostic Testing market is forecasted to grow at 15%[1]. We forecasted China market sales to grow at 15% under upside scenario and 10% under base case and downside scenarios over the medium term, and 2% over the long term, due to the positive demographic trends in China of an aging population with a strong focus on cardiac health, offset by the expectation of increasing levels of local competition, emergence of new and disruptive technology, and relatively low switching costs for local healthcare institutions
  - We forecasted US, ROW, and Other market sales to grow at 5% over the medium term, and 2% over the long term, due to blended growth rates of 6.8% in developed markets and 10% in developing markets[1], with downward adjustments to reflect our views on a likely increasing level of competition and innovation in the markets in which RBM competes

1. *Source: TriMark, Point of Care Diagnostic Testing World Markets, July 2013*

Financial Projections
Scenario Analysis

bloom burton & co

- Bloom Burton used the Management provided projections to form the basis of three separate scenarios which were used in our DCF valuation analysis
- The three scenarios were designed to test the sensitivity of the valuation to the performance of the largest distributors for Response in China who are expected to be the key growth drivers and to generate a significant portion of total revenues going forward

1. BASE CASE
   - China sales based on management guidance for 2016 and 2017
   - 10% annual sales growth over the remainder of the projection period
   - For the jointly developed assays, we assumed that sales will remain constant over the projection period after 2017
2. UPSIDE CASE
   - China sales were estimated to be 10% higher than management guidance for 2017, and 25% higher in 2018 and 2019
   - 15% annual sales growth over the remainder of the projection period
   - The sales of jointly developed assays were assumed to be the same as Base Case in 2017, and 25% higher in future years
3. DOWNSIDE CASE
   - China sales were estimated as 10% lower than management guidance in 2017, and 25% lower in all 2018 and 2019
   - Annual revenues were assumed to grows at 10% for the remainder of the forecast period
   - For the jointly developed assays, sales estimated to decline linearly to zero by 2022

Key Assumptions & Financial Projection
5 year Projected Sales and EBITDA

Scenario:

Upside



C$ Millions
30.0
25.0
20.0
15.0
10.0
5.0
-
(5.0)
2016E
2017E
2018E
2019E
2020E
0.3
4.8
3.7
(1.2)
0.9
5.7
6.9
1.8
6.0
15.9
4.1
6.3
19.2
5.5
6.6
21.6
6.5
Collaborative Revenue
US, ROW, Other
China
Adj. EBITDA

Base Case



C$ Millions
30.0
25.0
20.0
15.0
10.0
5.0
-
(5.0)
2016E
2017E
2018E
2019E
2020E
0.3
4.8
3.7
(1.2)
0.9
5.7
6.3
1.3
6.0
12.9
3.5
6.3
15.5
4.6
6.6
16.9
5.3
Collaborative Revenue
US, ROW, Other
China
Adj. EBITDA

Downside



C$ Millions
30.0
25.0
20.0
15.0
10.0
5.0
-
(5.0)
2016E
2017E
2018E
2019E
2020E
0.3
4.8
3.7
(1.2)
0.9
5.7
5.8
0.7
6.0
10.0
2.4
6.3
11.7
3.2
6.6
12.4
3.6
Collaborative Revenue
US, ROW, Other
China
Adj. EBITDA

Key Assumptions & Financial Projection
5 year Projected Sales and EBITDA

bloom burton & co

P&L Summary - Bloom Burton Projections

(all amounts in millions of C$, unless otherwise noted)	Projected Fiscal Years Ending December 31, 2016	2017	2018	2019	2020
CAD/USD F/X	**1.30**	**1.20**	**1.20**	**1.20**	**1.20**
Revenue					
Collaborative Revenue	0.25	0.91	-	-	-
Product Revenue - US, ROW, Other	4.76	5.74	6.02	6.32	6.64
Product Revenue - China - Upside	3.66	6.86	15.87	19.17	21.65
Product Revenue - China - Base Case	3.66	6.32	12.89	15.53	16.87
Product Revenue - China - Downside	3.66	5.78	9.98	11.69	12.41
Total Revenues - Upside	**8.67**	**13.50**	**21.89**	**25.49**	**28.29**
Total Revenues - Base Case	**8.67**	**12.97**	**18.91**	**21.86**	**23.51**
Total Revenues - Downside	**8.67**	**12.43**	**16.01**	**18.01**	**19.05**
COGS - Upside	5.14	7.49	12.11	14.21	15.82
COGS - Base Case	5.14	7.13	9.70	11.39	12.31
COGS - Downside	5.14	6.77	7.93	9.03	9.55
Gross Profit - Upside	3.53	6.01	9.78	11.28	12.47
Gross Profit - Base Case	3.53	5.84	9.22	10.47	11.20
Gross Profit - Downside	3.53	5.66	8.08	8.98	9.50
Gross Margin - Upside	40.7%	44.5%	44.7%	44.3%	44.1%
Gross Margin - Base Case	40.7%	45.0%	48.7%	47.9%	47.6%
Gross Margin - Downside	40.7%	45.5%	50.5%	49.9%	49.9%
Selling and Marketing	1.61	1.38	1.60	1.68	1.76
General and Administrative	2.41	2.07	2.11	2.15	2.20
Research and Development	1.50	1.82	1.82	1.82	1.82
Adj. EBITDA - Upside	**(1.18)**	**1.81**	**4.08**	**5.46**	**6.52**
Adj. EBITDA - Base Case	**(1.18)**	**1.28**	**3.51**	**4.64**	**5.25**
Adj. EBITDA - Downside	**(1.18)**	**0.74**	**2.38**	**3.16**	**3.55**
EBITDA Margin - Upside	*nmf*	*13.4%*	*18.6%*	*21.4%*	*23.0%*
EBITDA Margin - Base Case	*nmf*	*9.9%*	*18.6%*	*21.2%*	*22.3%*
EBITDA Margin - Downside	*nmf*	*6.0%*	*14.8%*	*17.5%*	*18.7%*

Source: Management guidance and Bloom Burton & Co. estimates

RESPONSE BIOMEDICAL



Valuation Analysis

Market Value Approaches

Market Comparables Analysis

bloomburton&co

- Comparables valuation is a useful valuation technique when there are robust public markets with many comparable companies and readily available, similar or comparable data sets including recent investments, mergers, or acquisitions with disclosed financial information
- This type of information allows for the comparison of an asset or a company's valuation with those of its peers, either through public market trading or M&A transactions or financings
- These methods, individually and taken together, can often approximate and suggest a FMV for a peer group member. Market data can also be used to create a knowable benchmark or average value with additional qualitative and quantitative elements often distinguishing where a company is positioned relative to that average
- On account of the recent volatility and significant downward pressure on valuation multiples across all sectors, we also examined long-run average multiples across healthcare broadly to estimate an implied valuation using the healthcare constituents in the S&P 500 index
- All trading comparables analysis and precedent transaction analysis were conducted based on 2017E revenue and EBITDA with no discounting applied to the multiple implied valuation
- We do note, however, that the trading multiples implied from this analysis are subject to interpretation and may be of limited applicability to Response, as many of its public market peers have gone through significant de-risking, are significantly larger, and are considerably more diversified in both product offerings and revenue lines, more liquid, and have high quality equity research coverage
  - Bloom Burton relied on our professional judgment in assembling the best comparators and in evaluating the appropriateness and utility in applying the market implied metrics to establish a valuation for RBM
  - For illustrative purposes and transparency in our approach, we have included the revenue multiple information excluded from our final analyses in these materials

RESPONSE BIOMEDICAL

Market Comparables Analysis
Comparable Groups

bloom burton & co

- Bloom Burton principally considered three separate groups of RBM comparables

1. Direct Comparables - RBM's peers based on product offering and business strategy
2. Canadian Listed Peers - Canadian-listed, commercial healthcare companies
3. Long-run Average Multiples based on S&P 500 index healthcare constituents

Response Public Comparables
Global Diagnostic Peers

bloomburton&co

Response Biomedical Corp. - Publicly Traded Comparables

All amounts in USD, share prices in local currency

Company Name (Exch:Ticker)	Last Price (Jun-5-16)	Price Change YTD (%)	Market Capitalization (MM)	Enterprise Value (MM)	Total Debt	Total Debt / LTM EBITDA	LTM Revenue (MM)	LTM EBITDA (MM)	Enterprise Value Multiples[1] Revenue 2015A	Revenue 2016E	Revenue 2017E	EBITDA 2015A	EBITDA 2016E	EBITDA 2017E
Illumina, Inc. (NASDAQ:ILMN)	US$ 145.54	-24.2%	21,423.5	21,216.2	1,022.6	1.4x	2,253.0	709.5	9.6x	8.6x	7.5x	28.3x	28.8x	24.5x
Sysmex Corporation (Tokyo:6869)	¥ 8,050.00	2.8%	15,711.2	15,103.9	7.8	0.0x	2,108.2	592.5	7.2x	5.8x	5.2x	25.7x	21.2x	19.2x
Alere Inc. (NYSE:ALR)	US$ 42.83	9.6%	3,706.3	7,008.5	3,601.5	5.3x	2,504.2	684.7	2.8x	2.8x	2.7x	12.8x	11.5x	10.1x
DiaSorin S.p.A. (Milan:DIA)	€ 56.25	16.1%	3,566.4	3,174.7	2.6	nd	558.6	nd	5.9x	5.0x	4.5x	15.8x	13.6x	12.1x
Abaxis, Inc. (NASDAQ:ABAX)	US$ 46.39	-16.7%	1,043.8	914.4	0.4	0.0x	218.9	41.4	4.2x	3.8x	3.4x	19.1x	17.4x	16.1x
Quidel Corporation (NASDAQ:QDEL)	US$ 16.80	-20.8%	543.2	534.5	144.8	9.7x	185.1	14.9	2.7x	2.6x	2.3x	14.9x	16.5x	11.8x
Biocartis Group NV (Euronext Brussels:BCART)	€ 8.10	-38.7%	372.6	271.3	11.8	nmf	14.8	(40.2)	18.3x	11.5x	5.1x	nmf	nmf	nmf
Trinity Biotech Plc (NASDAQ:TRIB)	US$ 11.21	-4.7%	265.8	264.5	100.1	5.4x	101.1	18.7	2.6x	2.6x	2.3x	14.1x	13.9x	11.6x
Chembio Diagnostics, Inc. (NASDAQ:CEMI)	US$ 8.77	64.5%	84.6	82.0	0.0	0.0x	24.6	(1.8)	3.4x	3.2x	2.6x	nmf	nd	nd
Biomerica, Inc. (US OTC:BMRA)	US$ 1.61	24.8%	12.3	11.5	0.0	0.0x	5.3	(0.4)	2.2x	nd	nd	nmf	nd	nd
Akers Biosciences, Inc. (NASDAQ:AKER, London:AKR)	US$ 1.89	56.2%	10.3	7.6	0.0	0.0x	2.3	(9.1)	3.3x	nd	nd	nmf	nd	nd
LifeAssays AB Class B (Nordic Growth Market:LIFE B)	KR 0.03	-55.4%	4.6	3.2	0.0	0.0x	0.5	(1.9)	6.2x	nd	nd	nmf	nd	nd
CardioGenics Holdings Inc. (US OTC:CGNH)	US$ 0.01	-53.8%	1.0	1.5	0.5	nmf	0.0	(0.8)	nd	nd	nd	nmf	nd	nd
Response Biomedical Corp (TSX:RBM)	**C$ 0.88**	**102.5%**	**5.3**	**9.3**	**4.7**	**7.3x**	**11.9**	**0.6**	**0.8x**	**1.4x**	**0.9x**	**14.7x**	**nmf**	**9.4x**
Summary Statistics														
Adj. Average[2]		1.3%	2,110.5	2,282.1	107.9	2.2x	457.0	121.7	4.5x	4.3x	3.5x	17.4x	16.5x	13.5x
Average		4.5%	3,339.4	3,471.6	349.8	2.6x	570.6	154.5	5.3x	4.7x	3.7x	18.2x	17.6x	14.4x
Median		-0.9%	319.2	267.9	3.6	0.0x	62.9	0.6	3.4x	3.5x	3.1x	15.4x	16.5x	12.0x
Min.		-55.4%	1.0	1.5	0.0	0.0x	0.0	(40.2)	0.8x	1.4x	0.9x	12.8x	11.5x	9.4x
Max.		102.5%	21,423.5	21,216.2	3,601.5	9.7x	2,504.2	709.5	18.3x	11.5x	7.5x	28.3x	28.8x	24.5x

Source: FactSet, RBM, Company Filings as of June 5, 2016

(1) Multiples calculated based off current EV and analyst consensus forward estimates, Response's multiples calculated based on Bloom Burton's estimates

(2) Adjusted averages exclude outliers (min. and max.) from the calculation

RESPONSE BIOMEDICAL

Response Public Comparables
Canadian Commercial Healthcare

bloom burton & co

Response Biomedical Corp. - Canadian Commercial Healthcare Companies

All amounts in CAD, share prices in local currency

Company Name (Exch:Ticker)	Last Price (Jun-5-16)	Price Change YTD (%)	Market Capitalization (MM)	Enterprise Value (MM)	Total Debt	Total Debt / LTM EBITDA	LTM Revenue (MM)	LTM EBITDA (MM)	Enterprise Value Multiples[1] Revenue 2015A	Revenue 2016E	Revenue 2017E	EBITDA 2015A	EBITDA 2016E	EBITDA 2017E
Valeant Pharmaceuticals International, Inc. (TSX:VRX, NYSE:VRX)	C$ 37.42	-73.4%	12,760.4	55,344.8	43,206.4	6.8x	13,365.0	6,392.4	3.8x	3.9x	3.6x	7.5x	7.9x	6.8x
Concordia Healthcare Corp. (TSX:CXR, NASDAQ:CXRX)	C$ 34.35	-39.2%	1,752.4	5,797.8	4,276.3	10.5x	773.1	409.0	10.6x	4.5x	4.2x	15.7x	7.4x	6.7x
Knight Therapeutics, Inc. (TSX:GUD)	C$ 8.61	11.5%	1,138.5	712.2	0.0	0.0x	1.9	(10.1)	nmf	nmf	nmf	nmf	nmf	nmf
Medical Facilities Corporation (TSX:DR)	C$ 18.06	25.5%	560.7	715.5	188.4	1.5x	405.6	124.4	1.7x	1.7x	1.7x	6.4x	5.9x	5.8x
Aralez Pharmaceuticals Inc. (TSX:ARZ, NASDAQ:ARLZ)	US$ 3.97	-33.3%	329.3	283.0	101.5	nmf	33.0	(68.0)	9.5x	4.4x	2.3x	nmf	nmf	nmf
Nobilis Health Corp. (TSX:NHC, NYSE:HLTH)	C$ 3.55	-9.2%	272.6	327.6	56.6	1.6x	316.7	36.4	1.0x	0.8x	0.7x	5.6x	4.4x	3.6x
CRH Medical Corporation (TSX:CRH, NYSE:CRHM)	C$ 4.36	6.3%	311.1	353.7	40.1	1.3x	66.0	30.0	5.5x	4.3x	3.6x	10.7x	9.0x	7.6x
Cipher Pharmaceuticals Inc. (TSX:CPH, NASDAQ:CPHR)	C$ 7.45	14.8%	194.9	202.8	45.1	9.1x	47.3	4.9	4.2x	3.6x	2.9x	14.9x	21.1x	9.8x
Merus Labs International Inc. (TSX:MSL, NASDAQ:MSLI)	C$ 1.76	-22.8%	205.7	346.1	176.2	5.4x	61.3	32.6	7.1x	3.8x	2.9x	10.7x	7.2x	5.5x
Theratechnologies Inc. (TSX:TH)	C$ 3.11	63.7%	204.6	210.7	17.7	2.6x	34.2	6.8	7.0x	4.5x	3.2x	32.7x	21.3x	9.8x
BioSyent Inc. (TSXV:RX)	C$ 7.25	3.6%	101.7	92.4	0.0	0.0x	15.9	5.5	6.0x	nd	nd	nd	nd	nd
Patient Home Monitoring Corp. (TSXV:PHM)	C$ 0.25	-61.5%	93.8	92.9	15.2	nmf	122.4	(0.8)	1.3x	0.7x	0.6x	8.0x	9.5x	3.4x
Medicure Inc. (TSXV:MPH)	C$ 6.18	45.4%	90.7	86.7	4.2	0.6x	24.8	6.5	3.9x	2.5x	1.2x	9.7x	6.7x	3.7x
Nuvo Pharmaceuticals Inc. (TSX:NRI)	C$ 6.75	29.6%	77.5	66.5	0.0	0.0x	24.6	(5.2)	3.1x	2.3x	1.9x	nmf	6.4x	5.0x
Aeterna Zentaris Inc. (TSX:AEZ, NASDAQ:AEZS)	C$ 4.39	-29.1%	43.6	0.9	0.0	0.0x	0.9	(40.3)	1.2x	0.4x	0.9x	nmf	nmf	nmf
Centric Health Corporation (TSX:CHH)	C$ 0.26	0.0%	41.4	125.0	93.9	5.4x	120.1	17.3	0.8x	0.7x	0.7x	14.9x	8.7x	7.4x
Acerus Pharmaceuticals Corporation (TSX:ASP)	C$ 0.13	8.3%	27.7	27.8	9.8	0.5x	31.9	19.7	2.2x	1.1x	2.8x	nmf	nmf	nmf
Response Biomedical Corp (TSX:RBM)	**C$ 0.88**	**102.5%**	**8.7**	**13.9**	**6.0**	**7.3x**	**15.4**	**0.8**	**0.9x**	**1.6x**	**1.1x**	**16.9x**	**nmf**	**10.9x**

Summary Statistics

	Price Change YTD (%)	Market Capitalization (MM)	Enterprise Value (MM)	Total Debt	Total Debt / LTM EBITDA	LTM Revenue (MM)	LTM EBITDA (MM)	Revenue 2015A	Revenue 2016E	Revenue 2017E	EBITDA 2015A	EBITDA 2016E	EBITDA 2017E
Adj. Average[2]	0.8%	340.4	590.9	314.4	3.0x	130.9	39.8	3.9x	2.6x	2.1x	11.6x	9.0x	6.5x
Average	2.4%	1,012.0	3,600.0	2,679.9	3.3x	858.9	386.8	4.1x	2.6x	2.1x	12.8x	9.6x	6.6x
Median	5.0%	199.8	206.7	28.9	1.5x	40.8	6.6	3.8x	2.4x	2.1x	10.7x	7.6x	6.7x
Min.	-73.4%	8.7	0.9	0.0	0.0x	0.9	(68.0)	0.8x	0.4x	0.6x	5.6x	4.4x	3.4x
Max.	102.5%	12,760.4	55,344.8	43,206.4	10.5x	13,365.0	6,392.4	10.6x	4.5x	4.2x	32.7x	21.3x	10.9x

Source: FactSet, RBM, Company Filings as of June 5, 2016
(1) Multiples calculated based off current EV and analyst consensus forward estimates, Response's multiples calculated based on Bloom Burton's estimates
(2) Adjusted averages exclude outliers (min. and max.) from the calculation

RESPONSE BIOMEDICAL

Response Trading Comparables
Long-run Average EV / EBITDA Multiple

bloomburton&co


S&P500 Healthcare Sector – EV/EBITDA over the last 10 years
EV/EBITDA
EV/Sales
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
May-2006
Sep-2006
Jan-2007
May-2007
Sep-2007
Jan-2008
May-2008
Sep-2008
Jan-2009
May-2009
Sep-2009
Jan-2010
May-2010
Sep-2010
Jan-2011
May-2011
Sep-2011
Jan-2012
May-2012
Sep-2012
Jan-2013
May-2013
Sep-2013
Jan-2014
May-2014
Sep-2014
Jan-2015
May-2015
Sep-2015
Jan-2016
LT Avg. EV/EBITDA
EV/EBITDA - LTM
EV/Sales - LTM

- The 10-year, average EV / LTM EBITDA for S&P 500 Healthcare Index constituents is 9.99x
- The 10-year, average EV / LTM Sales for S&P 500 Healthcare Index constituents is 1.57x
- Current market multiples in healthcare are displaying increasing volatility and an apparent trend of mean reversion after an extended bull run
- The observed revenue multiple is excluded from final valuation analysis and is included here for illustrative purposes only

Source: FactSet. There are 56 constituents in the S&P500 healthcare index as of June 5, 2016

RESPONSE BIOMEDICAL

Response Trading Comparables
Implied Valuations and Conclusions

bloomburton&co

- Upon detailed review of the comparables data, we have concluded that for each of the three comparables groups analyzed (Canadian-listed commercial healthcare companies, the global diagnostic peer multiples and the long-run S&P500 healthcare multiples) the EBITDA multiples appropriately reflect the inherent risk and opportunity of Response

PUBLIC TRADING COMPARABLE VALUATION

Data Set	Included in Final Valuation?	2017E Projected	Observed Multiple	Implied TEV	Implied Share Price[1]
RBM - Public Comparables					
EV / EBITDA - Average	**YES**	$1.3	**13.5x**	$17.23	**$1.18**
EV / EBITDA - Median	**YES**	$1.3	**12.0x**	$15.29	**$1.00**
EV / Sales	NO	$13.0	3.5x	$45.82	$3.96
Canadian Commercial Healthcare Companies					
EV/EBITDA - Average	**YES**	$1.3	**6.5x**	$8.34	**$0.32**
EV/EBITDA - Median	**YES**	$1.3	**6.7x**	$8.53	**$0.34**
EV/Sales	NO	$13.0	**2.1x**	$27.33	$2.16
Long-run S&P 500 Healthcare Multiples					
EV/EBITDA - Average	**YES**	$1.3	**10.0x**	$12.77	**$0.75**
EV/EBITDA - Median	**YES**	$1.3	**9.6x**	$12.32	**$0.71**
EV/Sales	NO	$13.0	1.6x	$20.42	$1.49

SUMMARY - PUBLIC TRADING COMPARABLE VALUATION

		Estimated TEV		Implied Share Price	
		High	Low	High	Low
Estimated FMV Range	**YES**	$17.23	$8.34	$1.18	$0.32
FMV Estimate (Midpoint of Range)		**$12.79**		**$0.75**	

- Based on the above, our estimated FMV range based on public trading comparables is C$0.32 to C$1.18 per common share with a midpoint estimate of **C$0.75**

1. Adjusted for estimated net debt of C$5.0M assuming cash of 1.0M and total debt of 6.0M including SVB Term Loan and Repayable Leasehold Improvement Allowance as of June 5, 2016

Source: Response, Bloom Burton & Co. estimates, FactSet

RESPONSE BIOMEDICAL

Precedent Transaction Analysis

bloom burton & co

- Precedent transaction analysis is another form of public comparables valuation to estimate the value of an asset or a company based on comparable M&A transactions, investments or other strategic transactions in which a deemed valuation can be observed and implied multiples can be calculated
- The observed premia of public market transactions were also used to assess the implied valuation of Response
- In compiling relevant precedent transactions to value Response, Bloom Burton examined three categories of comparable transactions:
  1. Point-of-care medical diagnostic transactions
  2. North American, "going private" transactions in the healthcare sector (TTV<US$50M)
  3. Canadian-listed, "going private" healthcare sector transactions
- Market participants rarely transact at valuations derived on a revenue multiple basis, and we do not incorporate the revenue multiple implied valuations into our final analysis, however the multiples are shown in our analysis for informational purposes

Abbreviations: TTV (Total Transaction Value)

RESPONSE BIOMEDICAL

Precedent Transaction Analysis
Summary Data

bloom burton & co

Response Biomedical Corp. (RBM) Precedent Transaction Analysis

	POC Diagnostics M&A	N.A. HC Go-Private (TTV<US$50M)	Cdn HC Go-Private Deals	
Deal Metrics				
Total Deal Count	7	7	7	
Adj. Average Deal Size	$512.5	$20.5	$489.3	
Median Deal Size	$321.8	$19.7	$195.5	
TTV / EBITDA Multiple				
Adj. Average	**18.1x**	**5.2x**	**10.2x**	Included in Analysis
Median	**18.1x**	**5.6x**	**11.0x**	
Min.	17.4x	2.6x	3.5x	
Max.	18.4x	6.9x	15.3x	
TTV / Revenue Multiple				
Adj. Average	**4.6x**	**0.7x**	**1.8x**	
Median	**5.1x**	**0.6x**	**2.0x**	
Min.	1.3x	0.3x	0.6x	
Max.	7.5x	1.6x	2.5x	
Adj. Avg. Premium Paid				
Last Closing	30.7%	50.8%	31.4%	Included in Analysis
30-day average price	39.3%	45.0%	38.1%	
90-day average price	42.2%	45.5%	38.7%	

See Appendix I for transaction details
Source: FactSet, Bloomberg, BioCentury BCIQ, Bloom Burton & Co. Estimates

RESPONSE BIOMEDICAL

Precedent Transactions
Implied Valuations and Conclusions

bloomburton&co

- Upon detailed review of the precedent transactions data, we have concluded that for each of the three categories of transactions analyzed the EBITDA multiples are the most relevant valuation metrics for Response

PRECEDENT TRANSACTION VALULATION

Data Set	Included in Final Valuation?	2017E Projected EBITDA	Observed Multiple / *Premium*	Implied TEV	Implied Share Price[1]
RBM - Strategic Transaction Mutliples					
TTV / EBITDA	YES	$1.3	18.1x	$23.20	$1.76
Premium to the Last Closing	YES		*31%*	$16.88	$1.15
Premium to 30-day average price	YES		*39%*	$16.63	$1.13
Premium to 90-day average price	YES		*42%*	$16.62	$1.12
North American Going Private Transactions in Healthcare Sector (TTV<US$50M)					
TTV / EBITDA	YES	$1.3	5.2x	$6.62	$0.16
Premium to the Last Closing	YES		*51%*	$18.70	$1.33
Premium to 30-day average price	YES		*45%*	$17.11	$1.17
Premium to 90-day average price	YES		*46%*	$16.89	$1.15
Canadian Going Private Transactions in Healthcare Sector					
TTV / EBITDA	YES	$1.3	10.2x	$13.05	$0.78
Premium to the Last Closing	YES		*31%*	$16.95	$1.16
Premium to 30-day average price	YES		*38%*	$16.53	$1.12
Premium to 90-day average price	YES		*39%*	$16.33	$1.10

SUMMARY - PRECEDENT TRANSACTION VALULATION

		Estimated TEV		Implied Share Price	
		High	Low	High	Low
Estimated FMV Range	YES	$23.20	$6.62	$1.76	$0.16
FMV Estimate (Midpoint of Range)		**$14.91**		**$0.96**	

- Based on the above our estimated FMV range based on precedent transactions is C$0.16 to C$1.76 per common share with a midpoint estimate of C$0.96

1. Adjusted for estimated net debt of C$5.0M assuming cash of 1.0M and total debt of 6.0M including SVB Term Loan and Repayable Leasehold Improvement Allowance as of June 5, 2016

Source: Response, Bloom Burton & Co. estimates, FactSet



Valuation Analysis

Fundamental Value Approaches - DCF

Fundamental Valuation Approach: *DCF Analysis and the First Chicago Method*

bloom burton & co

- Discounted cash flow analysis values a company (or asset) based on the value of the expected future cash flows to be generated by the Company, discounted back at a rate equal to the company's cost of capital (or an investor's required return) with appropriate adjustment factors for other, company and situation-specific risks, where applicable
- Due to the high-level of uncertainty associated with the business prospects of Response, further elevated by its significant exposure to markets in China, multiple variants of DCF analysis have been deployed:
  - The First Chicago Method takes a number of (usually 3-5) scenarios with specific variable inputs and then weights each of the scenarios based on its likelihood of occurring to obtain a probability-weighted DCF
  - A Risk-Adjusted Net Present Value similarly discounts the present value calculation to reflect a particular company's increased risk-profile. This risk-adjustment factor is in addition to a standard cost of capital that is used for discounting
- In arriving at our Valuation Opinion, Bloom Burton relied on DCF models and both the above described approaches to calculate the estimated risk-adjusted net present value of Response based on the Company's internal financial projections as provided to Bloom Burton, with adjustments based on our professional judgment, and our own forecasts and financial scenarios

RESPONSE BIOMEDICAL

Key Assumptions & Financial Projection
Scenario Recap

bloom burton & co

P&L Summary - Bloom Burton Projections

(all amounts in millions of C$, unless otherwise noted)	2016	2017	2018	2019	2020
	Projected Fiscal Years Ending December 31,				
CAD/USD F/X	**1.30**	**1.20**	**1.20**	**1.20**	**1.20**
Revenue					
Collaborative Revenue	0.25	0.91	-	-	-
Product Revenue - US, ROW, Other	4.76	5.74	6.02	6.32	6.64
Product Revenue - China - Upside	3.66	6.86	15.87	19.17	21.65
Product Revenue - China - Base Case	3.66	6.32	12.89	15.53	16.87
Product Revenue - China - Downside	3.66	5.78	9.98	11.69	12.41
Total Revenues - Upside	**8.67**	**13.50**	**21.89**	**25.49**	**28.29**
Total Revenues - Base Case	**8.67**	**12.97**	**18.91**	**21.86**	**23.51**
Total Revenues - Downside	**8.67**	**12.43**	**16.01**	**18.01**	**19.05**
COGS - Upside	5.14	7.49	12.11	14.21	15.82
COGS - Base Case	5.14	7.13	9.70	11.39	12.31
COGS - Downside	5.14	6.77	7.93	9.03	9.55
Gross Profit - Upside	3.53	6.01	9.78	11.28	12.47
Gross Profit - Base Case	3.53	5.84	9.22	10.47	11.20
Gross Profit - Downside	3.53	5.66	8.08	8.98	9.50
Gross Margin - Upside	40.7%	44.5%	44.7%	44.3%	44.1%
Gross Margin - Base Case	40.7%	45.0%	48.7%	47.9%	47.6%
Gross Margin - Downside	40.7%	45.5%	50.5%	49.9%	49.9%
Selling and Marketing	1.61	1.38	1.60	1.68	1.76
General and Administrative	2.41	2.07	2.11	2.15	2.20
Research and Development	1.50	1.82	1.82	1.82	1.82
Adj. EBITDA - Upside	**(1.18)**	**1.81**	**4.08**	**5.46**	**6.52**
Adj. EBITDA - Base Case	**(1.18)**	**1.28**	**3.51**	**4.64**	**5.25**
Adj. EBITDA - Downside	**(1.18)**	**0.74**	**2.38**	**3.16**	**3.55**
EBITDA Margin - Upside	*nmf*	*13.4%*	*18.6%*	*21.4%*	*23.0%*
EBITDA Margin - Base Case	*nmf*	*9.9%*	*18.6%*	*21.2%*	*22.3%*
EBITDA Margin - Downside	*nmf*	*6.0%*	*14.8%*	*17.5%*	*18.7%*

Source: Management guidance and Bloom Burton & Co. estimates

RESPONSE BIOMEDICAL

DCF Analysis - First Chicago Method
Probability Weighting of Scenarios

bloom burton & co

- In preparing our opinion, Bloom Burton generated three scenarios to test the key market risk associated with China sales, as described in previous slides. Additionally, we assigned probability weightings to all three scenarios based on our opinion of their likelihood to occur:
  - **Base Case: 70% probability weighting**
    - We believe that given the distributors' scale of operations in China, in-depth knowledge of the local markets, vast network of relationships and significant sales infrastructure, the base case is more likely to happen than not
  - **Upside: 10% probability weighting**
    - The upside scenario, although possible, faces significant challenges before it can materialize. These challenges include local market competition, macro economic impacts, shifts in regulatory environment and the emergence of superior products
  - **Downside: 20% probability weighting**
    - Should some of the challenges described above take place, the downside scenario is likely to be the result. Given the recent experiences of Response in the Chinese market, we put more weight on the downside scenario than the upside scenario
- We conducted DCF valuation analysis on all three scenarios, with results weighted by their assigned probabilities as described above (See Appendix II for the analysis on all three scenarios)
- Our view overall is biased towards the base case scenario

RESPONSE BIOMEDICAL

DCF Valuation Approach

bloom burton & co

- In our DCF analysis, the most important inputs are the projected financials, the estimate of the terminal value and our estimate of Response's WACC of 20% (see slide 46 for details), which is significantly higher than industry peers due to significant risks inherent in the Company's business plan and operating environment, and the uncertainty around the viability of the Company as a going concern
- We believe this discount rate appropriately reflect the risks to Response's business strategy and the returns that are sought by investors in venture capital-like investments and a materially negative investor bias against North American firms with the majority of their business in China
- We employed two separate methods to estimate the terminal value for the purpose of our DCF Valuation
  1. **Exit EBITDA multiple approach**
     - Terminal value equal to 6-8x the estimated EBITDA in the terminal year (2023)
       - 6-8x EBITDA multiple under all scenarios used for sensitivity analysis
  2. **Perpetuity growth model**
     - We applied a terminal growth rate to the terminal year (2023) free cash flow
     - Terminal growth rates used ranged from 0% up to +4% for sensitivity analysis
- For this analysis, we have relied on the projections, with adjustments, provided by Response for the initial period of 2016 – 2017 as the basis of our model, with independently developed projections for future years

RESPONSE BIOMEDICAL

Discount Rate Determination
Response WACC Analysis

bloom burton & co

Response Biomedical Corp. - WACC Estimate

as at: June 5, 2016			*(in millions of C$, except for per share data)*	
USD/CAD F/X = 1.30				
		Cost of Capital		**MV of Capital**
Equity				
RBM - Levered Beta	1	1.66	Basic Shares O/S (M)	9.925256
RBM - Unlevered Beta	2	1.11	Average Strike (C$)	$1.61
Risk Free Rate	3	1.60%	Treasury Method Shares	0.166767
Equity Risk Premium	4	6.0%	Share Price (C$)	$0.88
Country-specific Risk Premium - China	4	1.7%		
Company-specific Risk Premium	5	10.0%		
Cost of Equity		**20.08%**		**8.88098**
Debt				
Silicon Valley Bank Term Loan		6.00%	Balance Outstanding	$0.95
Repayable Leasehold Improvement Allowance		11.00%	Balance Outstanding	$5.09
Pre-tax Cost of Debt		10.21%		
Tax Rate		26.5%		
After-tax Cost of Debt		**7.5%**		**6.035**
Current Leverage Ratio		40.5%		
Target Leverage Ratio	5	0.0%		
WACC Estimate		**20.1%**		**14.91598**

Notes:

(1) Source: Bloomberg, regression of 5yr monthly returns of RBM against S&P/TSX Composite Index, excluding 1 outlier return data point on January 2013

(2) Unlevered Beta = Levered Beta / (1 + (1 - tax rate) × Debt / Equity) Debt and Equity balances based on current market values

(3) 10-Year US Treasury Yield as of June 5, 2016

(4) Source: Country Risk: Determinants, Measures and Implications, Aswath Damodaran, January 2015

(5) Bloom Burton & Co. Estimate

- The base DCF discount rate of 20% is well supported by the WACC analysis, and is appropriate given the risk level associated with an equity investment in Response
- Response Beta was estimated using regression analysis covering the past 5 year to the Valuation Date, excluding one outlier data point in January 2013 when RBM returned +340% in one month

Response Biomedical Beta Regression



Linear (Y = -3.842 + 1.657 * X)
RBM - Monthly Returns
S&P/TSX Composite Index - Monthly Returns

RESPONSE BIOMEDICAL

Illustrative DCF Analysis
Base Case

bloomburton&co

(all amounts in millions of C$, unless otherwise noted)	Today 6/5/16	Projected Fiscal Years Ending December 31, 2016	2017	2018	2019	2020	2021	2022	TERM. 2023
Summary									
Average Implied Price	**$1.20**								
Assumptions									
Net debt	$5.0								
Treasury Stock Method diluted shares outstanding	11.7								
Tax rate	*26.5%*								
Free Cash Flow									
RBM - EBITDA		($1.18)	$1.28	$3.51	$4.64	$5.25	$5.92	$6.65	$7.60
(–) Cash Taxes		–	–	–	–	–	–	–	–
(–) Change in Net Working Capital		($0.05)	($1.68)	($0.29)	($0.45)	($0.65)	($0.65)	($0.75)	($0.86)
(–) Net Capital Expenditures		($0.55)	($0.10)	($0.44)	($0.51)	($0.57)	($0.63)	($0.70)	($0.78)
FCFF	–	**($1.78)**	**($0.51)**	**$2.78**	**$3.68**	**$4.03**	**$4.64**	**$5.20**	**$5.96**
DCF Valuation									
(+) Terminal cash flow (7.0x terminal multiple)									$53.23
Total cash flow – EBITDA multiple method	–	($1.78)	($0.51)	$2.78	$3.68	$4.03	$4.64	$5.20	$59.19
DCF valuation – EBITDA multiple method	**$21.54**								
Implied share price	***$1.41***								
(+) Terminal cash flow (2.0% terminal growth)									$33.75
Total cash flow – perpetuity growth method	–	($1.78)	($0.51)	$2.78	$3.68	$4.03	$4.64	$5.20	$39.71
DCF valuation – perpetuity growth method	**$16.65**								
Implied share price	***$1.00***								

DCF Assumptions:
i. Base Case scenario
ii. Discount Rate: 20.0%
iii. Adjusted for estimated net debt of C$5.0M assuming cash of C$1.0M and total debt of C$6.0M including SVB Term Loan and Repayable Leasehold Improvement Allowance as of June 5, 2016

RESPONSE BIOMEDICAL

Illustrative DCF Analysis
Base Case – Sensitivity Analysis

bloom burton & co

DCF Sensitivity – EBITDA Multiple Method

(all amounts in millions of C$, unless otherwise noted)

Enterprise Value

		Terminal EBITDA Multiple		
		6.0x	7.0x	8.0x
Discount	*18.0%*	$22.0	$24.2	$26.4
Rate	*20.0%*	$19.6	$21.5	$23.5
(WACC)	*22.0%*	$17.5	$19.2	$20.9

Equity Value

		Terminal EBITDA Multiple		
		6.0x	7.0x	8.0x
Discount	*18.0%*	$17.0	$19.2	$21.4
Rate	*20.0%*	$14.6	$16.5	$18.4
(WACC)	*22.0%*	$12.5	$14.2	$15.9

Implied Perpetuity Growth Rate

		Terminal EBITDA Multiple		
		6.0x	7.0x	8.0x
Discount	*18.0%*	*4.4%*	*6.1%*	*7.5%*
Rate	*20.0%*	*6.1%*	*7.9%*	*9.3%*
(WACC)	*22.0%*	*7.9%*	*9.7%*	*11.1%*

Value Per Share

		Terminal EBITDA Multiple		
		6.0x	7.0x	8.0x
Discount	*18.0%*	$1.46	$1.64	$1.83
Rate	*20.0%*	$1.25	$1.41	$1.58
(WACC)	*22.0%*	$1.07	$1.21	$1.36

DCF Sensitivity – Perpetuity Growth Method

(all amounts in millions of C$, unless otherwise noted)

Enterprise Value

		Terminal Perpetuity Growth Rate		
		0.0%	*2.0%*	*4.0%*
Discount	*18.0%*	$18.5	$19.9	$21.7
Rate	*20.0%*	$15.6	$16.6	$17.9
(WACC)	*22.0%*	$13.4	$14.1	$15.0

Equity Value

		Terminal Perpetuity Growth Rate		
		0.0%	*2.0%*	*4.0%*
Discount	*18.0%*	$13.5	$14.9	$16.6
Rate	*20.0%*	$10.6	$11.6	$12.9
(WACC)	*22.0%*	$8.4	$9.1	$10.0

Implied Terminal EBITDA Multiple

		Terminal Perpetuity Growth Rate		
		0.0%	*2.0%*	*4.0%*
Discount	*18.0%*	4.4x	5.0x	5.8x
Rate	*20.0%*	3.9x	4.4x	5.1x
(WACC)	*22.0%*	3.6x	4.0x	4.5x

Value Per Share

		Terminal Perpetuity Growth Rate		
		0.0%	*2.0%*	*4.0%*
Discount	*18.0%*	$1.15	$1.27	$1.42
Rate	*20.0%*	$0.91	$1.00	$1.10
(WACC)	*22.0%*	$0.72	$0.78	$0.86

DCF Valuation Summary

bloomburton&co

FIRST CHICAGO METHOD - DISCOUNTED CASH FLOW VALUATION

Data Set	Included in Final Valuation?	Discount Rate Range	Terminal Value Range	Implied TEV High	Implied TEV Low	Implied Share Price[1] High	Implied Share Price[1] Low
Upside Scenario							
EXIT EBITDA Multiple Method	YES	18% - 22%	6x - 8x	$37.68	$25.12	$2.57	$1.58
Perpetual Growth Method	YES	18% - 22%	0 - 4%	$31.39	$19.47	$2.07	$1.14
Base Case							
EXIT EBITDA Multiple Method	YES	18% - 22%	6x - 8x	$26.39	$17.51	$1.83	$1.07
Perpetual Growth Method	YES	18% - 22%	0 - 4%	$21.65	$13.40	$1.42	$0.72
Downside Scenario							
EXIT EBITDA Multiple Method	YES	18% - 22%	6x - 8x	$16.53	$10.52	$1.02	$0.49
Perpetual Growth Method	YES	18% - 22%	0 - 4%	$12.66	$7.39	$0.68	$0.21

SUMMARY - First Chicago Method using DCF

		Weighting	Implied Share Price[1] High	Implied Share Price[1] Low	Weighted Share Price High	Weighted Share Price Low
Upside Scenario - Midpoint	YES	10%	$2.32	$1.36	$0.23	$0.14
Base Case - Midpoint	YES	70%	$1.63	$0.89	$1.14	$0.63
Downside Scenario - Midpoint	YES	20%	$0.85	$0.35	$0.17	$0.07
FMV Estimate (Probability Weighted Average)		**100%**	**$1.19**		**$1.54**	**$0.83**

- Based on the above, our estimated FMV range based on our DCF analysis is C$0.83 to C$1.54 per common share with a midpoint estimate of C$1.19

1. Adjusted for estimated net debt of C$5.0M assuming cash of C$1.0M and total debt of C$6.0M including SVB Term Loan and Repayable Leasehold Improvement Allowance as of June 5, 2016

Source: Response and Bloom Burton & Co. estimates

RESPONSE BIOMEDICAL

Response Biomedical Corp. - Valuation Summary

All amounts in millions of C$, expect per share data or as noted

PUBLIC TRADING COMPARABLE VALUATION

Data Set	Included in Final Valuation?	2017E Projected	Observed Multiple	Implied TEV	Implied Share Price[1]
RBM - Public Comparables					
EV / EBITDA - Average	YES	$1.3	13.5x	$17.23	$1.18
EV / EBITDA - Median	YES	$1.3	12.0x	$15.29	$1.00
EV / Sales	NO	$13.0	3.5x	$45.82	$3.96
Canadian Commercial Healthcare Companies					
EV/EBITDA - Average	YES	$1.3	6.5x	$8.34	$0.32
EV/EBITDA - Median	YES	$1.3	6.7x	$8.53	$0.34
EV/Sales	NO	$13.0	2.1x	$27.33	$2.16
Long-run S&P 500 Healthcare Multiples					
EV/EBITDA - Average	YES	$1.3	10.0x	$12.77	$0.75
EV/EBITDA - Median	YES	$1.3	9.6x	$12.32	$0.71
EV/Sales	NO	$13.0	1.6x	$20.42	$1.49

PRECEDENT TRANSACTION VALULATION

Data Set	Included in Final Valuation?	2017E Projected EBITDA	Observed Multiple / *Premium*	Implied TEV	Implied Share Price[1]
RBM - Strategic Transaction Mutliples					
TTV / EBITDA	YES	$1.3	18.1x	$23.20	$1.76
Premium to the Last Closing	YES		31%	$16.88	$1.15
Premium to 30-day average price	YES		39%	$16.63	$1.13
Premium to 90-day average price	YES		42%	$16.62	$1.12
North American Going Private Transactions in Healthcare Sector (TTV<US$50M)					
TTV / EBITDA	YES	$1.3	5.2x	$6.62	$0.16
Premium to the Last Closing	YES		51%	$18.70	$1.33
Premium to 30-day average price	YES		45%	$17.11	$1.17
Premium to 90-day average price	YES		46%	$16.89	$1.15
Canadian Going Private Transactions in Healthcare Sector					
TTV / EBITDA	YES	$1.3	10.2x	$13.05	$0.78
Premium to the Last Closing	YES		31%	$16.95	$1.16
Premium to 30-day average price	YES		38%	$16.53	$1.12
Premium to 90-day average price	YES		39%	$16.33	$1.10

FIRST CHICAGO METHOD - DISCOUNTED CASH FLOW VALUATION

Data Set	Included in Final Valuation?	Discount Rate Range	Terminal Value Range	Implied TEV High	Implied TEV Low	Implied Share Price[1] High	Implied Share Price[1] Low
Upside Scenario							
EXIT EBITDA Multiple Method	YES	18% - 22%	6x - 8x	$37.68	$25.12	$2.57	$1.58
Perpetual Growth Method	YES	18% - 22%	0 - 4%	$31.39	$19.47	$2.07	$1.14
Base Case							
EXIT EBITDA Multiple Method	YES	18% - 22%	6x - 8x	$26.39	$17.51	$1.83	$1.07
Perpetual Growth Method	YES	18% - 22%	0 - 4%	$21.65	$13.40	$1.42	$0.72
Downside Scenario							
EXIT EBITDA Multiple Method	YES	18% - 22%	6x - 8x	$16.53	$10.52	$1.02	$0.49
Perpetual Growth Method	YES	18% - 22%	0 - 4%	$12.66	$7.39	$0.68	$0.21

SUMMARY - First Chicago Method using DCF

		Weighting	Implied Share Price[1] High	Implied Share Price[1] Low	Weighted Share Price High	Weighted Share Price Low
Upside Scenario - Midpoint	YES	10%	$2.32	$1.38	$0.23	$0.14
Base Case - Midpoint	YES	70%	$1.63	$0.89	$1.14	$0.63
Downside Scenario - Midpoint	YES	20%	$0.85	$0.35	$0.17	$0.07
FMV Estimate (Probability Weighted Average)		**100%**	**$1.19**		**$1.54**	**$0.83**

OVERALL VALUATION SUMMARY

	Estimated TEV High	Estimated TEV Low	Implied Share Price[1] High	Implied Share Price[1] Low
Average FMV Range	**$20.44**	**$9.52**	**$1.50**	**$0.44**
Median FMV Range	$20.90	$8.34	$1.54	$0.32
FMV Estimate (Midpoint of Average Range)	**$14.98**		**$0.97**	

Valuation Summary

- Based upon the preceding analysis and as of the date hereof, the estimated fair market value of Response falls within a range of C$9.52M to C$20.44M on a total enterprise value basis with a midpoint FMV estimate of C$15.0M
- This implies a share price range of C$0.44 to C$1.50
- The midpoint of our valuation range is the equivalent of C$0.97 per common share

1. Adjusted for estimated net debt of C$5.0M assuming cash of C$1.0M and total debt of C$6.0M including SVB Term Loan and Repayable Leasehold Improvement Allowance as of June 5, 2016
2. CAD:USD rate assumption of 1.30 as of the Valuation Date

Source: Response, Bloom Burton & Co. estimates, FactSet, Bloomberg

Valuation Summary
Football Field

bloomburton&co



All amounts in C$
Reference Trading Ranges
Estimated Valuation Ranges
Summary Valuation Range
Estimated FMV of Response Common Shares
$2.00
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
1.00
0.35
0.79
0.60
1.18
0.32
1.76
0.16
1.54
0.83
1.50
0.44
0.97
52 wk Range
90/360 Day VWAP Range
Trading Multiples
Precedent Transaction Multiples
DCF Analysis
Average Valuation Range (excl. trading data)
Average Est. FMV per Share (excl. trading data)

- There is a wide range in the valuation outcomes with the methods used
- Applying our view of an appropriate weighted average valuation, the estimated FMV per share range is C$0.44 to C$1.50, with a mid-point of C$0.97 per share

Source: Response, FactSet, Bloomberg, Company filings, and Bloom Burton & Co. Estimates.

Valuation Conclusion

- Based upon and subject to the foregoing, Bloom Burton is of the opinion that, as of the Valuation Date, the fair market value of Response is approximately C$0.97 per common share and an appropriate valuation range is C$0.44 – C$1.50 as of the Valuation Date

CAD:USD spot rate assumed at 1.30 as of the Valuation Date



Fairness Opinion

The Proposed Transaction
Summary of Terms

bloomburton&co

- Pursuant to the executed LOI dated May 6, 2017 and draft Arrangement Agreement and Plan of Arrangement, *1077801 B.C. Ltd.*, a corporation incorporated under the laws of British Columbia, and controlled by OrbiMed and Runda (and potentially other entities) have proposed to acquire all of the outstanding common shares of RBM that they do not currently own
- The Consideration to be paid to the holders of RBM shares is C$ 1.10-1.14 (the "Consideration" or the "Offer Price")
- All outstanding options and warrants will be terminated with holders compensated with a cash payment equal to any in-the-money value attributable to the security based on the Offer Price
- Certain additional shareholders may be granted the right to enter into a Rollover agreement and convert their Response shares into an equivalent amount of common shares in the purchasing entity
- The Acquirers will be granted the right to match any bona fide, superior competing offer that the Company may receive following the announcement of the Transaction

Offer Premium Analysis

	TSX:RBM	Offer Price Implied Premium	
Period	VWAP	Low C$1.10	High C$1.14
1 day[1]	**0.8800**	**25.0%**	**29.5%**
5 day	0.7200	52.8%	58.3%
10 day	0.8436	30.4%	35.1%
20 day	0.8058	36.5%	41.5%
30 day	**0.8084**	**36.1%**	**41.0%**
90 day	**0.7908**	**39.1%**	**44.2%**
1 year	0.5959	84.6%	91.3%

Note: (1) 1 day VWAP is last close

Proposed Transaction

(in millions of C$)	Proposed Transaction @ C$1.10	Proposed Transaction @ C$1.14
Deal Metrics		
TTV (incl. Net Debt)	$16.4	$16.8
TTV / EBITDA	12.8x	13.1x
TTV / Revenue	1.3x	1.3x
Premium Paid		
Last Closing	25.0%	29.5%
30-day average price	36.1%	41.0%
90-day average price	39.1%	44.2%
1-year average price	84.6%	91.3%

RESPONSE BIOMEDICAL

Approach to Fairness Analysis

bloom burton & co

- In considering the fairness, from a financial point of view, for the Opinion, Bloom Burton principally considered the following:
  - The comparison of the offer price to our estimated FMV of Response;
  - The comparison of the offer price to the current and historical market price of Response shares;
  - The consideration of several hypothetical and/or potential alternative strategies and/or transactions (the "Alternative Scenarios") that the Company could pursue instead of the proposed Transaction, including:
    - The probability of achieving alternative scenarios;
    - The timing for shareholders to receive the full potential value from alternative scenarios;
    - The impact – potential dilution - to shareholders in achieving the alternative scenarios; and
    - Other, situation specific factors

Response Share Price vs. Offer Price

bloom burton & co

- Response has traded below the cash offer price for the past 12 months



Response Biomedical Corp. - Historical Price Performance - T12M
03-Jun-2015 to 03-Jun-2016 (Daily)
Price (CAD)
Midpoint of Cash Offer:
C$1.12 per share
$1.20
$1.00
$0.80
$0.60
$0.40
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Feb-16
Mar-16
Apr-16
May-16
Source: FactSet Prices

- Response has not traded above the Offer Price range since November 2014



Response Biomedical Corp. - Historical Price Performance - Trailing Two Years
03-Jun-2014 to 03-Jun-2016 (Daily)
Price (CAD)
Midpoint of Cash Offer:
C$1.12 per share
$1.60
$1.20
$0.80
$0.40
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16
Source: FactSet Prices

RESPONSE BIOMEDICAL

VWAP Analysis
Relative to Offer Price

bloomburton&co

- Response has been subject to significant share price volatility over the last year with a substantial increase in share price YTD
- The majority of trading (63%) over the previous 24 months has occurred at levels at or below the current price
- From the chart, one can see a somewhat bimodal distribution of share prices over the last two years



Response Biomedical Corp - Proportional Trading Volume by Price Range - T24M
03-Jun-2014 to 03-Jun-2016 (Daily)
% Total Volume
Cumulative Volume (Right)
Last Close: C$0.88
Offer Range: C$1.10-1.14
14%
12%
10%
8%
6%
4%
2%
0%
100%
80%
60%
40%
20%
0%
2.7%
6.7%
5.2%
5.3%
2.2%
1.0%
5.4%
1.9%
13.9%
3.8%
7.6%
3.9%
3.7%
4.6%
2.1%
2.6%
0.4%
0.8%
0.7%
0.0%
2.5%
6.7%
4.7%
0.7%
3.0%
0.1%
1.8%
3.2%
1.6%
0.4%
0.3%
0.1%
0.4%
C$0.35 - 0.39
C$0.39 - 0.43
C$0.43 - 0.47
C$0.47 - 0.52
C$0.52 - 0.56
C$0.56 - 0.60
C$0.60 - 0.64
C$0.64 - 0.68
C$0.68 - 0.72
C$0.72 - 0.76
C$0.76 - 0.81
C$0.81 - 0.85
C$0.85 - 0.89
C$0.89 - 0.93
C$0.93 - 0.97
C$0.97 - 1.01
C$1.01 - 1.05
C$1.05 - 1.10
C$1.10 - 1.14
C$1.14 - 1.18
C$1.18 - 1.22
C$1.22 - 1.26
C$1.26 - 1.30
C$1.30 - 1.34
C$1.34 - 1.39
C$1.39 - 1.43
C$1.43 - 1.47
C$1.47 - 1.51
C$1.51 - 1.55
C$1.55 - 1.59
C$1.59 - 1.63
C$1.68 - 1.72
C$1.76 - 1.80

Share prices in CAD (TSX:RBM)
Source: Factset

RESPONSE BIOMEDICAL



Fairness Analysis

Valuation Summary versus the Offer Price
Football Field

bloomburton&co


All amounts in C$
Reference Trading Ranges
Estimated Valuation Ranges
Summary Valuation Range
Estimated FMV of Response Common Shares
$2.00
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
1.00
0.35
0.79
0.60
1.18
0.32
1.76
0.16
1.54
0.83
1.50
0.44
0.97
Offer Price Range: $1.10-$1.14
52 wk Range
90/360 Day VWAP Range
Trading Multiples
Precedent Transaction Multiples
DCF Analysis
Average Valuation Range (excl. trading data)
Average Est. FMV per Share (excl. trading data)

- The offer price range of $1.10 to $1.14 per share falls within our estimated range of fair market value for Response

Source: Response, FactSet, Bloomberg, Company filings, and Bloom Burton & Co. Estimates.

RESPONSE BIOMEDICAL

Precedent Transaction Analysis

bloomburton&co

- Precedent transaction analysis is another form of public comparables valuation to estimate the value of an asset or a company based on comparable M&A transactions, investments or other strategic transactions in which a deemed valuation can be observed and implied multiples can be calculated
- Based on the average premia paid in comparable transactions, Bloom Burton is of the opinion that the proposed Transaction is fair

Response Biomedical Corp. Precedent Transaction and Offer Premia Analysis

	POC Diagnostics M&A	N.A. HC Go-Private (TTV<US$50M)	Cdn HC Go-Private Deals	Proposed Transaction @ C$1.10	Proposed Transaction @ C$1.14
Adj. Avg. Premium Paid					
Last Closing	30.7%	50.8%	31.4%	25.0%	29.5%
30-day average price	39.3%	45.0%	38.1%	36.1%	41.0%
90-day average price	42.2%	45.5%	38.7%	39.1%	44.2%
1-year average price	63.7%	43.7%	63.3%	84.6%	91.3%

Source: Bloomberg, Bloom Burton & Co.

RESPONSE BIOMEDICAL

Alternative Scenario Analysis

bloom burton & co

- Bloom Burton considered a number of hypothetical, potential strategic alternatives that could be pursued by Response instead of completing the proposed Transaction
- Bloom Burton also discussed several past and current opportunities that have been under consideration by Response's Board and Management team prior to entering the exclusivity period with the Acquirers
- Scenarios considered included, but were not limited to, the following:
  - Alternative equity financings;
  - Alternative debt financings;
  - Alternative M&A and partnering activities; and
  - The outright sale or liquidation of the Company and the distribution of the cash proceeds to shareholders (a "Wind-up" Scenario)
- In each scenario, it is our professional judgment as active participants in the global healthcare capital markets, that each potential scenario examined failed to provide a risk-adjusted return to RBM shareholders that was materially greater than the proposed Transaction or was achievable in the time frame required based on RBM's current financing requirements
- For the Wind-up Scenario, we examined the potential gross proceeds from the outright sale of the Company's assets (including tax losses) and determined an estimate of the remaining net cash that would be available for distribution to shareholders after the settlement of all outstanding liabilities of the Company and an estimate of the associated transaction costs.

Alternative Scenario
Windup the Company

bloomburton&co

- The Wind-up valuation of Response is highly dependent on the assumed total proceeds from a potential licensing / asset sale deal of the Company's IP portfolio and related capital assets. We estimated the low valuation point using the adjusted average size of comparable transactions, and the high valuation point based on our professional opinion. See Appendix I for the list of transactions
- Illustrative scenarios below indicate estimated net cash distribution to the common shareholders of the Company in the range of C$0.11 – 0.72 per common share
- The below does not apply a discount for the time to execute the wind-up and receive the distributions which we estimate would take in excess of 12 months

	Windup Scenarios	
	Low	High
Assets		
RBM - Total Assets @ Book Value	$9.05	$9.05
(+) Total Proceeds from Licensing Deal / Asset Sale	$7.90	$12.00
(+) Proceeds from Tax Loss Sales[1]	$3.03	$5.05
Total Liquidation Proceeds	**$19.98**	**$26.10**
Liabilities		
Retirement of Debt Obligations	$13.95	$13.95
(+) Payment of Amounts Owed to Vendors	$2.92	$2.92
(+) Payment of Severance and Vacation Accrual	$1.56	$1.56
(+) Payment of Transaction Costs	$0.50	$0.50
Total Liquidation Obligations	**$18.93**	**$18.93**
Net Asset Value	$1.06	$7.18
Implied Net Distribution per common share	**$0.11**	**$0.72**

1.Low valuation scenario assumed tax losses (NOTL) monetized at $0.03 cents per $1.00
High valuation scenario assumed tax losses (NOTL) monetized at $0.05 cents per $1.00
Assumes 9.9MM shares O/S (basic)
Source: Bloom Burton & Co. estimates

RESPONSE BIOMEDICAL

Fairness Conclusion

bloom burton & co

- Based upon and subject to the foregoing, Bloom Burton is of the opinion that, as of the date hereof, the proposed Transaction is fair, from a financial point of view, to the minority shareholders of Response.



Appendix I:
Selected Precedent Transactions

Selected Precedent Transactions
Canadian Going Private Transactions

bloomburton&co

Going Private Transactions - Canadian Healthcare Companies

Date	Target	Acquirer	Deal Value (US$ MM)	TTV Multiples		Implied Premium to		
				Revenue	EBITDA	1-day Price	30-day Avg.	90-day Avg.
2013-11-29	Atrium Innovations Inc	Permira Holdings Ltd	$788.0	2.06x	15.01x	22.2%	27.3%	32.0%
2013-11-19	Patheon Inc	JLL Partners Inc	$1,883.0	1.84x	15.31x	63.4%	67.1%	57.9%
2013-07-12	Medicago Inc	Mitsubishi Tanabe Pharma Cor	$195.5	n.d.	n.d.	22.1%	41.5%	61.5%
2010-01-22	Dragon Pharmaceutical Inc	Private Investor	$77.6	0.59x	3.47x	21.2%	25.1%	23.0%
2007-11-29	Axcan Pharma Inc	TPG Capital Management LP	$1,292.7	2.53x	7.03x	28.3%	29.5%	18.8%
2006-07-14	DTI Dental Technologies Inc	HealthpointCapital LLC	$19.7	n.d.	n.d.	125.4%	120.5%	107.9%
2005-12-30	Viventia Biotech Inc	Dan Group	$92.9	n.d.	n.d.	2.9%	1.6%	3.1%

Summary Statistics

	Deal Value (US$ MM)	Revenue	EBITDA	1-day Price	30-day Avg.	90-day Avg.
Adj. Average[1]	$489.3	1.8x	10.2x	31.4%	38.1%	38.7%
Average	$621.3	1.8x	10.2x	40.8%	44.7%	43.5%
Median	$195.5	2.0x	11.0x	22.2%	29.5%	32.0%
Min.	$19.7	0.6x	3.5x	2.9%	1.6%	3.1%
Max.	$1,883.0	2.5x	15.3x	125.4%	120.5%	107.9%

Source: Bloomberg, Company Filings

(1) Adjusted averages exclude outliers (min. and max.) from the calculation, except for Revenue and EBITDA multiples due to limited number of data points

Going Private Transactions - North American Healthcare Companies with TTV<US$50M

Date	Target	Acquirer	Deal Value (US$ MM)	TTV Multiples Revenue	TTV Multiples EBITDA	Implied Premium to 1-day Price	Implied Premium to 30-day Avg.	Implied Premium to 90-day Avg.
2012-04-02	Winner Medical Group Inc	Management	$28.6	0.66x	5.74x	32.3%	35.8%	43.5%
2009-08-08	MTS Medication Technologies Inc	Excellere Partners	$44.9	0.61x	6.86x	0.9%	2.1%	9.3%
2009-05-01	NationsHealth Inc	ComVest Group Inc	$3.7	0.26x	2.62x	50.0%	1.9%	-5.7%
2007-05-18	Iomed Inc	ReAble Therapeutics Inc.	$14.8	1.59x	n.d.	38.2%	38.0%	46.8%
2006-09-08	Bio-Lok International Inc	HealthpointCapital LLC	$32.9	n.d.	n.d.	26.5%	28.8%	20.1%
2006-07-14	DTI Dental Technologies Inc	HealthpointCapital LLC	$19.7	n.d.	n.d.	125.4%	120.5%	107.9%
2003-03-04	Coast Dental Services Inc	Intelident Solutions Inc	$6.5	0.35x	5.49x	106.9%	162.4%	193.0%

Summary Statistics

	Deal Value (US$ MM)	Revenue	EBITDA	1-day Price	30-day Avg.	90-day Avg.
Adj. Average[1]	$20.5	0.7x	5.2x	50.8%	45.0%	45.5%
Average	$21.6	0.7x	5.2x	54.3%	55.6%	59.3%
Median	$19.7	0.6x	5.6x	38.2%	35.8%	43.5%
Min.	$3.7	0.3x	2.6x	0.9%	1.9%	-5.7%
Max.	$44.9	1.6x	6.9x	125.4%	162.4%	193.0%

Source: Bloomberg, Company Filings

(1) Adjusted averages exclude outliers (min. and max.) from the calculation, except for Revenue and EBITDA multiples due to limited number of data points

Selected Precedent Transactions
POC Diagnostic Company M&A

bloomburton&co

Precedent Point-of-Care Diagnostic Company Transactions

Date	Target	Acquirer	Deal Value (US$ MM)	TTV Multiples		Implied Premium to		
				Revenue	EBITDA	1-day Price	30-day Avg.	90-day Avg.
2016-02-01	Alere Inc	Abbott Laboratories	$8,039.9	3.21x	17.39x	50.5%	48.3%	41.4%
2011-07-06	Axis-Shield Ltd	Alere Inc	$397.3	2.44x	18.13x	40.3%	42.7%	42.8%
2010-01-11	Standard Diagnostics Inc	Alere Inc	$155.9	7.53x	18.40x	5.7%	23.7%	35.1%
2007-08-06	HemoSense Inc	Alere Inc	$178.3	6.34x	n.d.	33.9%	38.9%	51.5%
2007-04-05	Biosite Inc	Alere Inc	$1,509.1	5.08x	18.16x	9.7%	43.1%	59.8%
2004-02-10	SYN X Pharma Inc	Nanogen Inc	$9.4	1.26x	n.d.	51.6%	85.3%	40.4%
2003-12-15	i-STAT Corp	Abbott Laboratories	$321.8	5.68x	n.d.	19.3%	22.3%	20.1%

Summary Statistics

	Deal Value (US$ MM)	Revenue	EBITDA	1-day Price	30-day Avg.	90-day Avg.
Adj. Average[1]	$512.5	4.6x	18.1x	30.7%	39.3%	42.2%
Average	$1,516.0	4.5x	18.0x	30.1%	43.5%	41.6%
Median	$321.8	5.1x	18.1x	33.9%	42.7%	41.4%
Min.	$9.4	1.3x	17.4x	5.7%	22.3%	20.1%
Max.	$8,039.9	7.5x	18.4x	51.6%	85.3%	59.8%

Source: Bloomberg, Company Filings

(1) Adjusted averages exclude outliers (min. and max.) from the calculation, except for EBITDA multiple due to limited number of data points

Selected Precedent Transactions
License and Asset Purchase Deals

Precedent License and Asset Purchase Transactions in Cardiovascular Diagnostic Areas

Date	Licensor/Seller	Licensee/Buyer	Type	Consideration (US$ MM) Total	Upfront
2014-03-01	Thermo Fisher Scientific	diaDexus	License	$3.84	$1.00
2010-11-01	Clinical Data	Transgenomic	Asset Purchase	$15.50	$6.00
2010-08-01	PreMD Inc.	Miraculins	Asset Purchase	$0.46	$0.20
2009-04-01	deCODE Genetics	Celera Corporation	License	$10.00	$10.00
2007-07-01	PreMD Inc.	AstraZeneca	License	$6.50	$0.50
2006-11-01	BG Medicine	AstraZeneca, Merck	License	$5.00	$1.80
2005-12-01	Spectral Diagnostics	Nanogen	Asset Purchase	$7.20	$7.20
2004-05-01	PreMD Inc.	McNeil Consumer Healthcare	License	$3.00	$3.00
2000-06-01	Third Wave Technologies	BML Inc.	License	$7.00	$3.00

Summary Statistics

	Total	Upfront
Adj. Average[1]	$6.08	$3.21
Average	$6.50	$3.63
Median	$6.50	$3.00
Min.	$0.46	$0.20
Max.	$15.50	$10.00

Source: Thomson Reuters Recap, Company Filings
(1) Adjusted averages exclude outliers (min. and max.) from the calculation



Appendix II:
DCF Analysis

DCF Analysis
Upside Scenario

bloomburton&co

(all amounts in millions of C$, unless otherwise noted)	Today 6/5/16	Projected Fiscal Years Ending December 31, 2016	2017	2018	2019	2020	2021	2022	TERM. 2023
Summary									
Average Implied Price	**$1.77**								
Assumptions									
Net debt	$5.0								
Treasury Stock Method diluted shares outstanding	12.7								
Tax rate	*26.5%*								
Free Cash Flow									
RBM - EBITDA		($1.18)	$1.81	$4.08	$5.46	$6.52	$7.73	$9.11	$10.85
(–) Cash Taxes		–	–	–	–	–	–	–	–
(–) Change in Net Working Capital		($0.05)	($1.68)	$0.02	($0.80)	($0.81)	($0.91)	($1.11)	($1.35)
(–) Net Capital Expenditures		($0.55)	($0.10)	($0.44)	($0.51)	($0.57)	($0.63)	($0.70)	($0.78)
FCFF	–	**($1.78)**	**$0.03**	**$3.66**	**$4.15**	**$5.14**	**$6.19**	**$7.30**	**$8.72**
DCF Valuation									
(+) Terminal cash flow (7.0x terminal multiple)									$75.96
Total cash flow – EBITDA multiple method	–	($1.78)	$0.03	$3.66	$4.15	$5.14	$6.19	$7.30	$84.68
DCF valuation – EBITDA multiple method	**$30.82**								
Implied share price	***$2.03***								
(+) Terminal cash flow (2.0% terminal growth)									$49.42
Total cash flow – perpetuity growth method	–	($1.78)	$0.03	$3.66	$4.15	$5.14	$6.19	$7.30	$58.14
DCF valuation – perpetuity growth method	**$24.15**								
Implied share price	***$1.50***								

DCF Assumptions:
i. Discount Rate: 20.0%
ii. Adjusted for estimated net debt of C$5.0M assuming cash of C$1.0M and total debt of C$6.0M including SVB Term Loan and Repayable Leasehold Improvement Allowance as of June 5, 2016

RESPONSE BIOMEDICAL

DCF Analysis
Upside Scenario – Sensitivity Analysis

bloom burton & co

DCF Sensitivity – EBITDA Multiple Method

(all amounts in millions of C$, unless otherwise noted)

Enterprise Value

		Terminal EBITDA Multiple		
		6.0x	7.0x	8.0x
Discount	*18.0%*	$31.5	$34.6	$37.7
Rate	*20.0%*	$28.1	$30.8	$33.5
(WACC)	*22.0%*	$25.1	$27.5	$29.9

Equity Value

		Terminal EBITDA Multiple		
		6.0x	7.0x	8.0x
Discount	*18.0%*	$26.5	$29.6	$32.7
Rate	*20.0%*	$23.1	$25.8	$28.5
(WACC)	*22.0%*	$20.1	$22.5	$24.9

Implied Perpetuity Growth Rate

		Terminal EBITDA Multiple		
		6.0x	7.0x	8.0x
Discount	*18.0%*	*4.1%*	*5.8%*	*7.2%*
Rate	*20.0%*	*5.8%*	*7.6%*	*9.0%*
(WACC)	*22.0%*	*7.6%*	*9.4%*	*10.9%*

Value Per Share

		Terminal EBITDA Multiple		
		6.0x	7.0x	8.0x
Discount	*18.0%*	$2.08	$2.32	$2.57
Rate	*20.0%*	$1.81	$2.03	$2.24
(WACC)	*22.0%*	$1.58	$1.77	$1.96

DCF Sensitivity – Perpetuity Growth Method

(all amounts in millions of C$, unless otherwise noted)

Enterprise Value

		Terminal Perpetuity Growth Rate		
		0.0%	*2.0%*	*4.0%*
Discount	*18.0%*	$26.7	$28.8	$31.4
Rate	*20.0%*	$22.7	$24.1	$26.0
(WACC)	*22.0%*	$19.5	$20.5	$21.9

Equity Value

		Terminal Perpetuity Growth Rate		
		0.0%	*2.0%*	*4.0%*
Discount	*18.0%*	$21.7	$23.8	$26.4
Rate	*20.0%*	$17.7	$19.1	$21.0
(WACC)	*22.0%*	$14.5	$15.5	$16.8

Implied Terminal EBITDA Multiple

		Terminal Perpetuity Growth Rate		
		0.0%	*2.0%*	*4.0%*
Discount	*18.0%*	4.5x	5.1x	6.0x
Rate	*20.0%*	4.0x	4.6x	5.2x
(WACC)	*22.0%*	3.7x	4.1x	4.6x

Value Per Share

		Terminal Perpetuity Growth Rate		
		0.0%	*2.0%*	*4.0%*
Discount	*18.0%*	$1.71	$1.87	$2.07
Rate	*20.0%*	$1.39	$1.50	$1.65
(WACC)	*22.0%*	$1.14	$1.22	$1.32

DCF Analysis
Base Case

bloom burton & co

(all amounts in millions of C$, unless otherwise noted)	Today 6/5/16	Projected Fiscal Years Ending December 31, 2016	2017	2018	2019	2020	2021	2022	TERM. 2023
Summary									
Average Implied Price	**$1.20**								
Assumptions									
Net debt	$5.0								
Treasury Stock Method diluted shares outstanding	11.7								
Tax rate	*26.5%*								
Free Cash Flow									
RBM - EBITDA		($1.18)	$1.28	$3.51	$4.64	$5.25	$5.92	$6.65	$7.60
(–) Cash Taxes		–	–	–	–	–	–	–	–
(–) Change in Net Working Capital		($0.05)	($1.68)	($0.29)	($0.45)	($0.65)	($0.65)	($0.75)	($0.86)
(–) Net Capital Expenditures		($0.55)	($0.10)	($0.44)	($0.51)	($0.57)	($0.63)	($0.70)	($0.78)
FCFF	–	**($1.78)**	**($0.51)**	**$2.78**	**$3.68**	**$4.03**	**$4.64**	**$5.20**	**$5.96**
DCF Valuation									
(+) Terminal cash flow (7.0x terminal multiple)									$53.23
Total cash flow – EBITDA multiple method	–	($1.78)	($0.51)	$2.78	$3.68	$4.03	$4.64	$5.20	$59.19
DCF valuation – EBITDA multiple method	**$21.54**								
Implied share price	***$1.41***								
(+) Terminal cash flow (2.0% terminal growth)									$33.75
Total cash flow – perpetuity growth method	–	($1.78)	($0.51)	$2.78	$3.68	$4.03	$4.64	$5.20	$39.71
DCF valuation – perpetuity growth method	**$16.65**								
Implied share price	***$1.00***								

DCF Assumptions:
i. Discount Rate: 20.0%
ii. Adjusted for estimated net debt of C$5.0M assuming cash of C$1.0M and total debt of C$6.0M including SVB Term Loan and Repayable Leasehold Improvement Allowance as of June 5, 2016

RESPONSE BIOMEDICAL

DCF Analysis
Base Case – Sensitivity Analysis

DCF Sensitivity – EBITDA Multiple Method
(all amounts in millions of C$, unless otherwise noted)

Enterprise Value

Discount Rate (WACC)	Terminal EBITDA Multiple 6.0x	7.0x	8.0x
18.0%	$22.0	$24.2	$26.4
20.0%	$19.6	$21.5	$23.5
22.0%	$17.5	$19.2	$20.9

Equity Value

Discount Rate (WACC)	Terminal EBITDA Multiple 6.0x	7.0x	8.0x
18.0%	$17.0	$19.2	$21.4
20.0%	$14.6	$16.5	$18.4
22.0%	$12.5	$14.2	$15.9

Implied Perpetuity Growth Rate

Discount Rate (WACC)	Terminal EBITDA Multiple 6.0x	7.0x	8.0x
18.0%	*4.4%*	*6.1%*	*7.5%*
20.0%	*6.1%*	*7.9%*	*9.3%*
22.0%	*7.9%*	*9.7%*	*11.1%*

Value Per Share

Discount Rate (WACC)	Terminal EBITDA Multiple 6.0x	7.0x	8.0x
18.0%	$1.46	$1.64	$1.83
20.0%	$1.25	$1.41	$1.58
22.0%	$1.07	$1.21	$1.36

DCF Sensitivity – Perpetuity Growth Method
(all amounts in millions of C$, unless otherwise noted)

Enterprise Value

Discount Rate (WACC)	Terminal Perpetuity Growth Rate *0.0%*	*2.0%*	*4.0%*
18.0%	$18.5	$19.9	$21.7
20.0%	$15.6	$16.6	$17.9
22.0%	$13.4	$14.1	$15.0

Equity Value

Discount Rate (WACC)	Terminal Perpetuity Growth Rate *0.0%*	*2.0%*	*4.0%*
18.0%	$13.5	$14.9	$16.6
20.0%	$10.6	$11.6	$12.9
22.0%	$8.4	$9.1	$10.0

Implied Terminal EBITDA Multiple

Discount Rate (WACC)	Terminal Perpetuity Growth Rate *0.0%*	*2.0%*	*4.0%*
18.0%	4.4x	5.0x	5.8x
20.0%	3.9x	4.4x	5.1x
22.0%	3.6x	4.0x	4.5x

Value Per Share

Discount Rate (WACC)	Terminal Perpetuity Growth Rate *0.0%*	*2.0%*	*4.0%*
18.0%	$1.15	$1.27	$1.42
20.0%	$0.91	$1.00	$1.10
22.0%	$0.72	$0.78	$0.86

DCF Analysis
Downside Scenario

bloom burton & co

(all amounts in millions of C$, unless otherwise noted)	Today 6/5/16	2016	2017	2018	2019	2020	2021	2022	TERM. 2023
		Projected Fiscal Years Ending December 31,							
Summary									
Average Implied Price	**$0.56**								
Assumptions									
Net debt	$5.0								
Treasury Stock Method diluted shares outstanding	11.3								
Tax rate	*26.5%*								
Free Cash Flow									
RBM - EBITDA		($1.18)	$0.74	$2.38	$3.16	$3.55	$3.99	$4.48	$5.26
(–) Cash Taxes		–	–	–	–	–	–	–	–
(–) Change in Net Working Capital		($0.05)	($1.68)	($0.43)	($0.15)	($0.43)	($0.41)	($0.47)	($0.64)
(–) Net Capital Expenditures		($0.55)	($0.10)	($0.44)	($0.51)	($0.57)	($0.63)	($0.70)	($0.78)
FCFF	–	**($1.78)**	**($1.05)**	**$1.51**	**$2.50**	**$2.55**	**$2.95**	**$3.31**	**$3.84**
DCF Valuation									
(+) Terminal cash flow (7.0x terminal multiple)									$36.81
Total cash flow – EBITDA multiple method	–	($1.78)	($1.05)	$1.51	$2.50	$2.55	$2.95	$3.31	$40.65
DCF valuation – EBITDA multiple method	**$13.25**								
Implied share price	***$0.73***								
(+) Terminal cash flow (2.0% terminal growth)									$21.74
Total cash flow – perpetuity growth method	–	($1.78)	($1.05)	$1.51	$2.50	$2.55	$2.95	$3.31	$25.58
DCF valuation – perpetuity growth method	**$9.46**								
Implied share price	***$0.39***								

DCF Assumptions:
i. Discount Rate: 20.0%
ii. Adjusted for estimated net debt of C$5.0M assuming cash of C$1.0M and total debt of C$6.0M including SVB Term Loan and Repayable Leasehold Improvement Allowance as of June 5, 2016

RESPONSE BIOMEDICAL

DCF Analysis
Downside Scenario – Sensitivity Analysis

bloomburton&co

DCF Sensitivity – EBITDA Multiple Method

(all amounts in millions of C$, unless otherwise noted)

Enterprise Value

		Terminal EBITDA Multiple		
		6.0x	7.0x	8.0x
Discount	*18.0%*	$13.5	$15.0	$16.5
Rate	*20.0%*	$11.9	$13.2	$14.6
(WACC)	*22.0%*	$10.5	$11.7	$12.9

Equity Value

		Terminal EBITDA Multiple		
		6.0x	7.0x	8.0x
Discount	*18.0%*	$8.5	$10.0	$11.5
Rate	*20.0%*	$6.9	$8.2	$9.6
(WACC)	*22.0%*	$5.5	$6.7	$7.8

Implied Perpetuity Growth Rate

		Terminal EBITDA Multiple		
		6.0x	7.0x	8.0x
Discount	*18.0%*	*5.2%*	*6.9%*	*8.1%*
Rate	*20.0%*	*7.0%*	*8.7%*	*10.0%*
(WACC)	*22.0%*	*8.8%*	*10.5%*	*11.8%*

Value Per Share

		Terminal EBITDA Multiple		
		6.0x	7.0x	8.0x
Discount	*18.0%*	$0.76	$0.89	$1.02
Rate	*20.0%*	$0.61	$0.73	$0.85
(WACC)	*22.0%*	$0.49	$0.59	$0.70

DCF Sensitivity – Perpetuity Growth Method

(all amounts in millions of C$, unless otherwise noted)

Enterprise Value

		Terminal Perpetuity Growth Rate		
		0.0%	*2.0%*	*4.0%*
Discount	*18.0%*	$10.6	$11.5	$12.7
Rate	*20.0%*	$8.8	$9.5	$10.3
(WACC)	*22.0%*	$7.4	$7.9	$8.4

Equity Value

		Terminal Perpetuity Growth Rate		
		0.0%	*2.0%*	*4.0%*
Discount	*18.0%*	$5.6	$6.5	$7.6
Rate	*20.0%*	$3.8	$4.4	$5.2
(WACC)	*22.0%*	$2.4	$2.8	$3.4

Implied Terminal EBITDA Multiple

		Terminal Perpetuity Growth Rate		
		0.0%	*2.0%*	*4.0%*
Discount	*18.0%*	4.1x	4.7x	5.4x
Rate	*20.0%*	3.6x	4.1x	4.7x
(WACC)	*22.0%*	3.3x	3.7x	4.2x

Value Per Share

		Terminal Perpetuity Growth Rate		
		0.0%	*2.0%*	*4.0%*
Discount	*18.0%*	$0.50	$0.58	$0.68
Rate	*20.0%*	$0.34	$0.39	$0.47
(WACC)	*22.0%*	$0.21	$0.25	$0.30

RESPONSE BIOMEDICAL

bloom burton & co

/accelerating returns in healthcare

